                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                   ---------------


                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934




          Date of Report (Date of earliest event reported):  AUGUST 15,
          1996



                           ALLEGHENY TELEDYNE INCORPORATED
                (Exact name of registrant as specified in its charter)



                    DELAWARE              1-12001             25-1792394
          (State or other jurisdiction  (Commission         (IRS Employer
                of incorporation)       File Number)    Identification No.)


             1000 SIX PPG PLACE, PITTSBURGH, PENNSYLVANIA   15222-5479
               (Address of principal executive offices)     (Zip code)



          Registrant's telephone number, including area code:  412-394-2800

          Item 2.   Acquisition or Disposition of Assets.
                    ------------------------------------

                    On August 15, 1996, pursuant to an Agreement and Plan of Merger and Combination dated as of April 1, 1996, as amended and restated (the "Combination Agreement"), among Allegheny Teledyne Incorporated (the "Company"), Allegheny Ludlum Corporation ("Allegheny Ludlum"), ALS Merger Corporation, Teledyne, Inc. ("Teledyne") and TDY Merger, Inc., ALS Merger Corporation was merged with and into Allegheny Ludlum and TDY Merger, Inc. was merged with and into Teledyne, whereupon each of Allegheny Ludlum and Teledyne became a wholly owned subsidiary of the Company (the "Combination").

                    Allegheny Ludlum is one of the world's leading manufacturers of specialty materials and one of the largest domestic producers of stainless steel. Teledyne is a technology-based manufacturing corporation serving worldwide customers with commercial and government-related aviation and electronics products; specialty metals for consumer, industrial and aerospace applications; and industrial and consumer products.

                    Pursuant to the Combination Agreement, at the effective time of the Combination, each outstanding share of Common Stock, par value $.10 per share, of Allegheny Ludlum (other than shares owned by Teledyne or any subsidiary of Teledyne, or shares held in Allegheny Ludlum's treasury immediately prior to the effective time of the Combination) was converted into the right to receive one share of Common Stock, par value $.10 per share, of the Company ("Company Common Stock"), and each share of Common Stock, par value $1.00 per share, of Teledyne (other than shares owned by Allegheny Ludlum or any subsidiary of Allegheny Ludlum, or shares held in Teledyne's treasury immediately prior to the effective time of the Combination) was converted into the right to receive 1.925 shares of Company Common Stock (with cash paid in lieu of fractional shares). The foregoing conversion ratios were determined on the basis of arms' length negotiations between representatives of Allegheny Ludlum and Teledyne.

          Item 5.   Other Events.
                    ------------

                    Subject to certain conditions, the Private Securities Litigation Reform Act of 1995 provides a safe harbor from liability in any private action that is based on an alleged untrue statement of a material fact or alleged omission of a material fact necessary to make the statement not misleading.
          To the extent that the Company or its representatives make oral forward-looking statements, following are important factors that could cause actual results to differ materially from those in such forward-looking statements.

          Certain Business Risks Affecting the Company
          --------------------------------------------

               Demand for products of the Company's specialty metals businesses, which, on a pro forma basis would have accounted for a significant portion of the Company's 1995 total sales and its 1995 total income, is cyclical because the industries in which customers of such businesses operate are cyclical and are subject to changes in general economic conditions, including decreases in the rate of consumption or use of their products due to economic recessions or due to increases in use or decreases in price of other materials which may be used in lieu of the materials they produce, national and international overcapacity, flucutations in the value of the United States dollar against other currencies and levels of lower priced imports, which affect market demand for specialty materials. From time to time, these industries have experienced significant downturns. Significant downturns in the domestic economy are believed to have adversely affected the results of operations of each of Allegheny Ludlum and Teledyne from time to time during their respective histories. As a result, the Company's operating results could be subject to significant fluctuation.

               Certain of the principal raw materials used to produce specialty metals can be acquired in large part only from foreign sources, some of which are located in countries that may be subject to unstable political and economic conditions which might disrupt supplies or affect the prices of these materials. Purchase prices of certain critical raw materials are volatile. As a result, the Company's operating results could be subject to significant fluctuation. It is anticipated that the Company may enter into raw material futures contracts from time to time to hedge its exposure to price fluctuations. It is expected that these contracts will not be significant to the Company's total raw material purchases and will not be material from a financial point of view.

               The Company is subject to various federal, state, local and foreign environmental laws and regulations. Environmental laws and regulations have changed rapidly in recent years, and it is likely that the Company will be subject to increasingly stringent environmental standards in the future. The Company believes that its businesses are being operated in compliance in all material respects with applicable environmental laws and regulations. Allegheny Ludlum and Teledyne are parties to lawsuits and other proceedings involving alleged violations of environmental laws. Based on currently available information, management of the Company does not believe that costs in excess of those accrued for environmental matters will have a material adverse effect on the Company. There can be no assurance that additional future developments, administrative actions or liabilities relating to environmental matters will not have a material adverse effect on the Company's financial condition or results of operations.

               Teledyne performs work on a number of contracts with the Department of Defense and other agencies and departments of the U.S. Government. Such business has certain inherent risks that could have a material effect on the Company's business, results of operations and financial condition, including the following:
          (1) U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a fiscal-year basis even though contract performance may take more than one year. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years. The U.S. defense budget has been declining in real terms since the mid-1980's, resulting in some delays in new program starts, program stretch-outs and program cancellations, and future significant declines may occur; (2) Most of Teledyne's U.S. Government contracts are, by their terms, subject to termination by the U.S. Government either for its convenience or for the default of the contractor. Termination-for-convenience provisions provide only for the recovery by Teledyne of costs incurred or committed, settlement expenses, and profit on work completed prior to termination. Termination-for-default provisions provide for the contractor to be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source; (3) Teledyne obtains many U.S. Government prime and sub contracts through the process of competitive bidding. There can be no assurance that Teledyne will continue to be successful in having its bids accepted or, if accepted, that awarded contracts will generate sufficient sales to result in profitability for Teledyne's government contracting businesses; (4) A number of Teledyne's U.S. Government prime and sub contracts are fixed price-type contracts, with the inherent risk that actual performance cost may exceed the contract price. This is particularly true where the contract was awarded and the price finalized in advance of final completion of design (which may result in unforeseen technological difficulties and/or cost overruns); and (5) Teledyne, like other government contractors, has been and is presently subject to various audits, reviews and investigations (including private party "whistleblower"lawsuits) relating to its compliance with federal and state laws. In addition, Teledyne has adopted a rigorous compliance program, which from time to time surfaces issues that lead to voluntary disclosures to the U.S. Government. Generally, claims arising out of these U.S. Government inquiries and voluntary disclosures are resolved without resort to litigation. However, should the unit involved be charged with wrongdoing, or should the U.S. Government determine that the unit is not a "presently responsible contractor," that unit, and conceivably Teledyne, could be temporarily suspended or, in the event of a conviction, could be debarred for up to three years from receiving new government contracts or government-approved subcontracts. In addition, substantial amounts may be expended in defending such charges and in damages, fines and penalties if such charges are proven or result in negotiated settlements.

               It is anticipated that export sales will account for a significant percentage of the Company's sales. Among the risks associated with export sales are export controls, changes in legal and regulatory requirements, policy changes affecting the markets for the Company's products, changes in tax laws and tariffs, exchange rate fluctuations (which may affect sales to foreign customers and the value of, and profits earned on, such sales when translated into U.S. dollars), political and economic instability, accounts receivable collection, and the seasonality of foreign sales. Any of these factors could have a material adverse effect on the Company's business, results of operations and financial condition.

          Inherent Uncertainties Relating to Certain
               Effects of the Combination
          ------------------------------------------

                    The success of the Combination in enhancing long-term stockholder value depends in part on the ability of the respective managements of Allegheny Ludlum and Teledyne to coordinate the operations of their two substantial business enterprises. As in every business combination, such coordination will require the dedication of management resources, which may temporarily divert attention from the day-to-day business of the Company. The difficulties of coordination may be increased by the necessity of managing geographically separated organizations and by the fact that three of Teledyne's segments engage in businesses in which Allegheny Ludlum has never engaged. There can be no assurance that the coordination necessary to maximize the benefits of the Combination will be wholly realized.

                    In considering the Combination, the senior managements of Allegheny Ludlum and Teledyne have identified reductions of at least $85 million per year in pre-tax expenses and increases of at least $50 million per year in after-tax cash flow which they believe can be achieved, without taking into account or attempting to quantify any of the incremental operating profits or other cost savings expected to be realized over time through the Combination. There can be no assurance that the Company will be able to realize, or do so within any particular time frame, the expected cost reductions and cash-flow increases (a substantial portion of which are based on the ability to merge the respective pension plans of Allegheny Ludlum and Teledyne and use the surplus created by such merger to meet both the current underfunding in Allegheny Ludlum's plans and its obligations for retiree health benefits) or generate additional revenue to offset any unanticipated inability to realize such expected cost reductions and cash-flow increases.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
                    -----------------------------------------------------

               (a) The following financial statements of Allegheny Ludlum Corporation are filed as part of this Current Report on Form 8-K:


                    Consolidated Statement of Income for the
                         years ended December 31, 1995,
                         January 1, 1995 and January 2, 1994

                    Consolidated Balance Sheets at December 31,
                         1995 and January 1, 1995

                    Consolidated Statement of Cash Flows for the
                         years ended December 31, 1995, January 1,
                         1995 and January 2, 1994

                    Notes to Consolidated Financial Statements

                    Report of Ernst & Young LLP, Independent
                         Accountants

                    Consolidated Statements of Income for the
                         six month periods ended June 30,
                         1996 and July 2, 1995

                    Consolidated Balance Sheet at June 30, 1996

                    Consolidated Statements of Cash Flows for
                         the six month periods ended June 30,
                         1996 and July 2, 1995

                    Notes to Consolidated Financial Statements

                    The following financial statements of Teledyne, Inc. are filed as part of this Current Report on Form 8-K:

                    Consolidated Balance Sheets at December 31,
                         1995 and 1994

                    Consolidated Statements of Operations for
                         the years ended December 31, 1995,
                         1994 and 1993

                    Consolidated Statements of Cash Flows for
                         the years ended December 31, 1995,
                         1994 and 1993

                    Consolidated Statements of Shareholders'
                         Equity for the years ended December 31,
                         1995, 1994 and 1993

                    Report of Arthur Andersen LLP, Independent
                         Public Accountants

                    Notes to Consolidated Financial Statements

                    Consolidated Balance Sheet at June 30, 1996

                    Consolidated Statements of Operations for
                         the six month periods ended June 30,
                         1996 and 1995

                    Consolidated Statements of Cash Flows for
                         the six month periods ended June 30,
                         1996 and 1995

                    Notes to Consolidated Financial Statements

               (b) The following unaudited pro forma condensed combined financial information is filed as part of this Current Report on Form 8-K:

                    Unaudited Pro Forma Condensed Combined Financial
                         Information

                    Unaudited Pro Forma Consolidated Balance
                         Sheet at June 30, 1996

                    Unaudited Pro Forma Consolidated Statement
                         of Income for the six months ended
                         June 30, 1996

                    Unaudited Pro Forma Consolidated Statement
                         of Income for the six months ended
                         June 30, 1995

                    Unaudited Pro Forma Consolidated Statement
                         of Income for the year ended
                         December 31, 1995

                    Unaudited Pro Forma Consolidated Statement
                         of Income for the year ended
                         December 31, 1994

                    Unaudited Pro Forma Consolidated Statement
                         of Income for the year ended
                         December 31, 1993

                    Notes to Pro Forma Consolidated Financial
                         Information

               (c) The following Exhibit is incorporated by reference as part of this Current Report on Form 8-K:

               Exhibit No.                   Description
               -----------                   -----------

                    2.1 Agreement and Plan of Merger and Combination dated April 1, 1996, as amended and restated, among
                                        Allegheny Teledyne Incorporated,
                                        Allegheny Ludlum Corporation, ALS
                                        Merger Corporation, Teledyne, Inc.
                                        and TDY Merger, Inc. (Incorporated
                                        by reference to Exhibit 2.1 to the
                                        Registration Statement of Allegheny
                                        Teledyne Incorporated on Form S-4,
                                        Registration No. 333-8235.)

                    ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED STATEMENT OF INCOME

                 (In thousands of dollars except per share amounts)


                                 December 31,     January 1,     January 2,
                                    1995            1995            1994
                                 ------------     ----------     ----------

          Net Sales               $1,494,302      $1,076,871     $1,100,187
          Costs and expenses:
            Cost of products
             sold                  1,173,374         915,039        877,662
            Research, development
             and technology           46,180          36,545         41,901
            Commercial and
             administrative           55,290          45,752         46,048
            Depreciation and
             amortization             40,525          38,167         30,708
                                  ----------      ----------     ----------

                                   1,315,369       1,035,503        996,319
                                  ----------      ----------     ----------

          Income from Steel
            Operations               178,933          41,368        103,868
          Operating earnings
           from assets held for
           sale                       11,536           -              -
          Other income (expense):
            Interest expense
             - net                    (1,516)         (6,003)        (2,638)
            (Loss) gain from
             limited partnership       -              (2,590)        15,740
            Other income - net         1,794             167          1,996
                                  ----------      ----------     ----------
                                      11,814          (8,426)        15,098
                                  ----------      ----------     ----------
          Income before Income
           Taxes and Extraordinary
           Loss                      190,747          32,942        118,966
          Income Taxes                75,952          14,730         48,206
                                  ----------      ----------     ----------

                     ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED STATEMENT OF INCOME
                                      (Continued)

                  (In thousands of dollars except per share amounts)

                                 December 31,     January 1,     January 2,
                                    1995            1995            1994
                                 ------------     ----------     ----------

          Income before Extra-
            ordinary Loss            114,795          18,212         70,760

          Extraordinary Loss on
            Early Retirement of Debt,
            Net of Income Tax Benefit
            of $1,950                 (2,924)          -              -
                                  ----------      ----------     ----------
          Net Income              $  111,871      $   18,212     $   70,760
                                  ==========      ==========     ==========

          Per Common Share:
            Income before
             extraordinary loss   $     1.66      $      .26     $     1.06
            Extraordinary loss          (.04)          -               -
                                  ----------      ----------     ----------
              Net Income          $     1.62      $      .26     $     1.06
                                  ==========      ==========     ==========


                    See notes to consolidated financial statements.

                     ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEETS

                               (In thousands of dollars)

                                                  December 31,   January 1,
                                                     1995           1995
                                                  ------------   ----------

          ASSETS
          Current Assets:
            Cash and cash equivalents             $   70,913   $     11,185
            Trade receivables, less allowances
             for doubtful accounts of $3,873
             and $3,715                              137,016        141,042
            Inventories                              236,459        232,379
            Prepaid expenses and other
             current assets                            9,886         11,035
                                                  ----------     ----------
              Total Current Assets                   454,274        395,641

          Properties, plants and equipment
            - net                                    451,623        464,977
          Cost in excess of net assets acquired      130,103        133,862
          Deferred income taxes                       44,670         49,027
          Assets held for sale                        46,477         37,738
          Other assets                                17,125         13,453
                                                  ----------     ----------
               Total Assets                       $1,144,272     $1,094,698
                                                  ==========     ==========
          LIABILITIES AND SHAREHOLDERS' EQUITY
          Current Liabilities:
            Current portion of long-term debt     $    1,941     $    1,993
            Accounts payable                          93,464         96,417
            Accrued compensation and benefits         60,892         46,115
            Deferred income taxes                      8,962          5,527
            Income taxes                               3,935          1,596
            Other accrued expenses                    14,293         18,632
                                                  ----------     ----------
               Total Current Liabilities             183,487        170,280

          Long-term debt, less current portion       181,157        133,097
          Pensions                                   105,699        135,758
          Postretirement benefit liability           265,559        267,136
          Other                                       32,922         26,721
                                                  ----------     ----------
               Total Liabilities                     768,824        732,992
                                                  ==========     ==========

          Shareholders' Equity:
            Preferred stock, par value $1:
             authorized--50,000,000 shares;
             issued--none
            Common stock, par value $.10:
             authorized--250,000,000 shares;
             issued--72,878,242 shares
             (outstanding--67,106,871 and
             70,650,571 shares)                        7,288          7,288
            Additional capital                       271,473        270,571
            Retained earnings                        214,128        136,027
            Equity adjustment related to minimum
             liability for pension plans             (14,727)       (20,682)
            Common stock in treasury at cost
             --5,771,371 and 2,227,671 shares       (102,714)       (31,498)
                                                  ----------     ----------

               Total Shareholders' Equity            375,448        361,706
                                                  ==========     ==========

          Total Liabilities and Shareholders'
            Equity                                $1,144,272     $1,094,698
                                                  ==========     ==========


                    See notes to consolidated financial statements.

                     ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED STATEMENT OF CASH FLOWS

                               (In thousands of dollars)


                                  December 31,    January 1,     January 2,
          Fiscal Year Ended          1995            1995           1994
          -----------------       ------------    ----------     ----------

          Cash flows from operating
           activities:
            Net income            $  111,871      $   18,212     $   70,760
            Adjustments to
             reconcile net
             income to cash
             flow from operating
             activities:
              Depreciation and
               amortization           40,525          38,167         30,708
              Loss (gain) from
               limited partnership      -              2,590        (15,740)
              Deferred taxes           3,485           3,141         (3,143)
              Net reinvested
               earnings of assets
               held for sale          (8,739)          -              -
              Extraordinary loss on
               early retirement of
               debt                    2,924           -              -
            Change in operating
             assets and liabilities:
             Long-term pension
              liability              (19,330)         (13,385)       (10,840)
             Long-term post-
              retirement liability    (1,577)           2,876         18,236
             Deferred employee
              benefits                 6,611           (3,118)         4,185
             Trade receivables         4,026          (30,080)           359
             Inventories              (4,080)          22,385         15,441
             Trade payables           (2,953)          12,665          1,047
             Income taxes payable      3,525           (5,566)        (5,191)
             Net change in other
              current assets and
              current liabilities     19,493          (14,036)          (541)
            Other changes               (738)           7,343            529
                                  ----------      -----------    -----------
            Cash Flows From
             Operating Activities    155,043           41,194        105,810


          Cash flows from
           investing activities:
           Purchases of properties,
            plants and equipment     (30,863)         (52,738)       (50,446)
           Disposals of properties,
            plants and equipment       1,148              235            242
           Sales of short-term
            investments                -               50,466         21,649
           Increase in limited
            partnership investment     -                -             (5,437)
           Limited partnership
            distribution                 346            -             22,822
           Increase in notes
            receivable                (1,175)            (160)          (892)
           Payments related to
            the 1993 acquisition
            primarily debt payment     -              (25,000)       (57,800)
                                  ----------      -----------    -----------
            Cash Used by
             Investing Activities    (30,544)         (27,197)       (69,862)
           Cash flows from
            financing activities:
            Issuance of debentures   150,000            -              -
            Payments on long-term
             debt                    (101,992)         (6,938)        (7,495)
            Dividends paid            (33,893)        (33,993)       (31,571)
            Purchases of treasury
             stock                    (75,562)        (10,910)        (1,307)
            Debt prepayment premium    (4,110)          -              -
            Employee stock plans          786             922          1,095
                                  -----------     -----------    -----------
            Cash Used by
             Financing
             Activities               (64,771)        (50,919)       (39,278)
                                  -----------     -----------    -----------
          Increase (Decrease)
            in Cash and Cash
            Equivalents                59,728         (36,922)        (3,330)
          Balance of cash and
            cash equivalents at
            beginning of year          11,185          48,107         51,437
                                  -----------     -----------    -----------
          Cash and Cash
            Equivalents at End
            of Year               $    70,913     $    11,185    $    48,107
                                  ===========     ===========    ===========


                    See notes to consolidated financial statements.

                     ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          Note 1 - Summary of Significant Accounting Policies

          Nature of Business
          ------------------
               The Company is one of the world's leading manufacturers of specialty materials and one of the largest domestic producers of stainless steel. The Company manufactures stainless steel sheet, strip, plate, foil, welded tubing and stampings; silicon electrical steel sheet and strip; and other specialty steel and specialty metals alloys, including tool steels, magnetic, thermostatic and electronic sheet and strip, and high-temperature alloys. Common end uses of specialty steel include automobiles, appliances, communications and electronics equipment, marine equipment, electric power generating and distribution equipment, environmental equipment, home utensils and cutlery, construction products, tools, dies, food and chemical processing equipment, medical and health equipment and aircraft and defense equipment. The Company's products are sold worldwide.

          Estimates
          ---------

               The use of estimates is inherent in the preparation of financial statements in conformity with generally accepted accounting principles.

          Consolidation
          -------------

               The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated.

          Business Segment
          ----------------

               The Company operates in a single business segment, specialty steel.

          Cash and Cash Equivalents
          -------------------------

               Cash includes currency on hand and demand deposits with financial institutions. Cash equivalents are short-term, highly liquid investments both readily convertible to known amounts of cash and so near maturity, three months or less, that there is insignificant risk of fluctuations in value because of changes in interest rates and thus the carrying amounts approximate market.

          Accounts Receivable
          -------------------

               The Company markets its products to a diverse customer base, principally throughout the United States. Trade credit is extended based upon evaluations of each customer's ability to perform its obligations, which are updated periodically. Credit losses are provided for in the financial statements and have been within management's expectations.

          Inventories
          -----------

               Inventories are valued at the lower of cost or market. Cost for most inventories is determined by the last-in, first-out (LIFO) method. Inventories not on LIFO (1995 - $24,588,000; 1994 - $25,031,000) are determined using the average cost method.

          Properties, Plants and Equipment
          --------------------------------

               Properties, plants and equipment are carried at cost. Depreciation is computed using the straight-line method at rates considered sufficient to amortize the costs over the estimated service lives. Depreciation for income tax purposes is computed principally using accelerated methods.

          Taxes on Income
          ---------------

               Provisions for income taxes include deferred taxes resulting from temporary differences in income for financial and tax purposes using the liability method. Such temporary differences result primarily from differences in the carrying value of assets and liabilities.

          Fiscal Year-End
          ---------------

               The Company's fiscal year ends on the Sunday nearest to December 31.

          Reclassifications
          -----------------

               Certain amounts in the prior year financial statements have been reclassified to conform to the 1995 presentation.

          Net Income per Share of Common Stock
          ------------------------------------

               Net income per share is based upon the weighted average number of shares of common stock outstanding. The weighted average number of shares was 69,246,949 for the fiscal year ended December 31, 1995, 70,827,362 for the fiscal year ended January 1, 1995 and 66,614,353 for the fiscal year ended January 2, 1994.

          Accounting Pronouncements
          -------------------------

               FAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of" and FAS No. 123, "Accounting for Stock-based Compensation" were issued in 1995. The statements are not expected to have a material impact on the Company. The Company intends to continue to account for stock-based compensation under Accounting Principles Board Opinion No. 25 as allowed by FAS No. 123.


          Note 2 - Inventories

                               (In thousands of dollars)

                                                  December 31,   January 1,
                                                      1995         1995
                                                  ------------   ----------

          Raw materials                           $   63,994     $   52,332
          Work-in-process and finished products      249,139        213,282
          Supplies                                    16,515         16,048
                                                  ----------     ----------
          Total inventories at current cost          329,648        281,662
          Less allowance to reduce current
               cost values to LIFO basis              93,189         49,283
                                                  ----------     ----------
          Total Inventories                       $  236,459     $  232,379
                                                  ==========     ==========

               Certain LIFO inventory quantities were reduced, resulting in a liquidation of items carried at costs that prevailed in prior years. The effect of the liquidations was to increase net income by approximately $32,000, $543,000 and $1,531,000 in 1995, 1994 and
          1993, respectively.

               The Company enters into raw material (principally nickel) future contracts from time to time to hedge its exposure to price fluctuations. Gains and losses on hedged contracts are deferred and recognized in cost of sales upon expiration of the hedged period. These contracts are not significant to the Company's total raw material purchases and are not material from a financial point of view.

          Note 3 - Properties, Plants and Equipment

                               (In thousands of dollars)

                                                  December 31,   January 1,
                                                     1995           1995
                                                  ------------   ----------

          Land                                    $    8,267     $    8,220
          Buildings                                   65,174         64,679
          Machinery and equipment                    612,729        591,277
                                                  ----------     ----------
                                                     686,170        664,176
          Less allowance for depreciation
               and amortization                      234,547        199,199
                                                  ----------     ----------
          Total Properties, Plants
               and Equipment                      $  451,623     $  464,977
                                                  ==========     ==========

          Note 4 - Credit Agreement and Long-Term Debt

          Credit Agreement
          ----------------

               The Company's credit agreement with a group of banks provides for borrowings of up to $100,000,000 on a revolving credit basis. Interest is payable at prime or other alternative interest rate bases, at the Company's option. The annual facility fee is 1/8%. The revolving credit facility was not used in 1995. The credit agreement has various covenants which limit the Company's ability to dispose of properties and merge with another corporation. The Company is also required to maintain certain financial ratios as defined in the agreement which can also limit the amount of dividend payments and share repurchases. Under the most restrictive requirement, 100% of retained earnings are currently free of restrictions pertaining to cash dividend distributions and share repurchases. Borrowings outstanding under the credit agreement are unsecured.

          Debentures
          ----------

               In December of 1995, the Company issued $150 million of 6.95% debentures due December 15, 2025. In December of 1995, a portion of the proceeds from this issue was used to extinguish the Company's $100 million of 5 7/8% convertible subordinated debentures, which were scheduled to mature in 2002, at a call price of 104.11%. This transaction resulted in an extraordinary loss on early retirement of debt of $2,924,000 net of income tax benefit of $1,950,000.

          Other
          -----

               The industrial revenue bonds and capital lease obligations consist of 11 separate issues at December 31, 1995. Nine issues (aggregating $23,046,000) have an average interest rate of 4.8%, and two issues ($10,052,000) have variable interest rates, ranging from 2.50% to 6.3%. The average interest rate for all outstanding issues was 4.8% in 1995, 4.8% in 1994 and 4.6% in 1993. The variable rate obligations are subject to remarketing agreements, which provide that the bondholder may present the bonds to a remarketing agent for purchase prior to the stated maturity date. Bonds presented to the remarketing agent are then resold in the bond market.

               Long-term debt consists of the following:

                                                  December 31,   January 1,
          (In thousands of dollars)                  1995           1995
                                                  ------------   ----------
          6.95% debentures due 2025               $  150,000     $    -
          5 7/8% convertible subordinated
               debentures due 2002                     -            100,000
          Industrial revenue bonds due 1996
               through 2007                           17,963         19,425
          Capital lease obligations under
               industrial revenue bonds due
               1996 through 2007                      15,135         15,665
                                                  ----------     ----------
                                                     183,098        135,090
          Less current portion                         1,941          1,993
                                                  ----------     ----------
          Total long-term debt                    $  181,157     $  133,097
                                                  ==========     ==========

          Properties, plants and equipment include the following amounts for leases that have been capitalized:


                                                  December 31,   January 1,
          (In thousands of dollars)                   1995          1995
                                                  ------------   ----------

          Land and buildings                      $     2,693    $    2,693
          Machinery                                    18,054        18,054
                                                  -----------    ----------
                                                       20,747        20,747
          Less allowance for amortization              10,368         9,218
                                                  -----------    ----------
          Total leases                            $    10,379    $   11,529
                                                  ===========    ==========

          Amortization of leased assets is included in depreciation and amortization expense.

               Scheduled maturities of all long-term obligations for the five years succeeding December 31, 1995 are $1,941,000 in 1996, $1,914,000 in 1997, $1,974,000 in 1998, $1,499,000 in 1999 and
          $1,320,000 in 2000.

               Interest expense was $8,260,000 in 1995, $8,515,000 in 1994 and $8,668,000 in 1993. Interest and commitment fees paid amounted to $9,630,000 in 1995, $8,448,000 in 1994 and $8,149,000 in 1993.

          Note 5 - Pension Plans and Other Postemployment Benefits

               The Company and its subsidiaries have several defined benefit pension plans and several defined contribution plans, which cover substantially all of their employees. Benefits under the defined benefit pension plans are generally based on years of service and the employee's average annual compensation in the five consecutive years of the ten years prior to retirement in which such earnings were the highest. The Company funds at least the amount necessary to meet the minimum funding requirements of ERISA and the Internal Revenue Code.

               The following table sets forth the funded status and amount recognized for the defined benefit pension plans in the consolidated balance sheets:

                                                  December 31,   January 1,
          (In thousands of dollars)                   1995          1995
                                                  ------------   ----------
          Actuarial present value of accumulated
               benefit obligations, including
               vested benefits of $570,243 in
               1995 and $507,565 in 1994          $  608,300     $  535,057
                                                  ----------     ----------
          Actuarial present value of projected
               benefit obligations for services
               rendered to date                      673,824        600,668
          Less plan assets at fair value,
               primarily listed stocks,
               government securities and
               pooled investment funds               504,519        393,048
                                                  ----------     ----------
          Projected Benefit Obligations in
               Excess of Plan Assets                 169,305        207,620
          Unrecognized net loss from past
               experience different from
               assumed                               (49,666)       (60,651)
          Unrecognized prior service costs           (47,972)       (48,518)
          Additional minimal liability                34,032         44,761
                                                  ----------     ----------
          Pension Liabilities                     $  105,699     $  143,212
                                                  ==========     ==========

               Pension liabilities are included in the balance sheets as follows:

                                                  December 31,   January 1,
          (In thousands of dollars)                   1995          1995
                                                  ------------   ----------

          Accrued compensation and benefits       $     -        $   7,454
          Pensions                                   105,699       135,758
                                                  ----------     ---------
          Total Pension Liabilities               $  105,699     $ 143,212
                                                  ==========     =========


               A summary of the net pension cost for the defined benefit pension plans is as follows:

          (In thousands of dollars)


                                      1995          1994       1993
                                      ----          ----       ----

          Service cost -
           benefits earned
           during the period       $    6,506     $    7,520   $      4,751
          Interest cost on
           projected benefit
           obligations                 46,101         40,150         33,916
          Actual return on plan
           assets                    (111,014)         3,674        (28,935)
          Net amortization and
           deferral                    82,377        (35,803)         1,058
                                   ----------     ----------   ------------
          Net Pension Cost         $   23,970     $   15,541   $     10,790
                                   ==========     ==========   ============


               The average discount rate used in determining the actuarial present value of the projected benefit obligations was 7.0% in 1995 and 8.0% in 1994. The rates of increase of future years' compensation levels ranged from 3% to 4% in 1995, 1994 and 1993. The expected long-term rate of return on plan assets was 9% in 1995, 1994 and 1993.

               On November 10, 1988, the Board of Directors amended the salaried defined benefit pension plan to provide that no benefits would accrue thereunder on or after January 1, 1989. At the same time, the Board also adopted, effective January 1, 1989, a defined contribution plan. Pension costs for this plan were $5,780,000 in 1995, $5,165,000 in 1994 and $4,746,000 in 1993.

               The Company has guaranteed employees who meet certain age and service criteria that at retirement their aggregate benefit from the salaried defined benefit pension plan and the defined contribution plan will not be less than the benefit which would have been payable from the salaried defined benefit pension plan if such plan had not been amended.

          Other Postretirement Benefit Plans
          ----------------------------------

            The Company sponsors several defined benefit postretirement plans covering most salaried and hourly employees. The plans provide health care and life insurance benefits for eligible retirees. The basic health care plans are noncontributory, and the major medical options are contributory, with retiree contributions adjusted periodically. The life insurance plans are generally noncontributory. The Company funds postretirement benefit obligations for hourly employees represented by the USWA based on the available funds and amounts allowable by the Internal Revenue Code.

               The following table sets forth the postretirement benefit plans' combined funded status reconciled with the amounts recognized in the balance sheet:

                                        Health        Life
                                         Care       Insurance     Total
                                        ------      ---------     -----
                                            (In thousands of dollars)

          December 31, 1995
          -----------------
          Accumulated postretirement
            benefit obligation (APBO):
               Retirees                 $186,932    $   15,486    $  202,418
               Fully eligible active
                participants              61,481         3,906        65,387
               Other active
                participants             115,027         4,561       119,588
                                        --------    ----------    ----------
                                         363,440        23,953       387,393
            Less plan assets at fair
             value, primarily
             investment in limited
             partnership funds            45,645         -            45,645
                                        --------    -----------   ----------
            Accumulated postretirement
             benefit obligations
             in excess of plan assets    317,795         23,953      341,748
            Unrecognized net gain        (52,853)        (2,149)     (55,002)
            Unrecognized prior service
             cost                        (21,167)           (20)     (21,187)
            Accrued postretirement
             benefit cost               $243,775    $    21,784   $  265,559
                                        --------    -----------   ----------

                                        Health        Life
                                         Care       Insurance     Total
                                        ------      ---------     -----
                                             (In thousands of dollars)

          January 1, 1995
          ---------------
          Accumulated postretirement
            benefit obligation (APBO):
             Retirees                   $ 159,089   $    13,731   $  172,820
             Fully eligible active
              participants                 44,560         3,106       47,666

            Other active participants      88,613         3,686       92,299
                                        ---------   -----------   ----------
                                          292,262        20,523      312,785
            Less plan assets at fair
             value, primarily investment
             in limited partnership
             funds                         31,834          -          31,834
                                        ---------   -----------   ----------
            Accumulated postretirement
             benefit obligations in
             excess of plan assets        260,428        20,523      280,951
            Unrecognized net gain           4,511           295        4,806
            Unrecognized prior service
             cost                         (18,742)          121      (18,621)
                                        ---------   -----------   ----------
            Accrued postretirement
             benefit cost               $ 246,197   $    20,939   $  267,136
                                        =========   ===========   ==========


               The Company's Chairman serves on the advisory boards of the limited partnership funds. The discount rate used in determining the APBO was 7.0% at December 31, 1995 and 8.0% at January 1, 1995. The expected long-term rate of return on plan assets ranged from 9% to 15% in 1995 and 15% in 1994.

               Net postretirement benefit expenses included the following components:

                                        Health        Life
                                         Care       Insurance     Total
                                        ------      ---------     -----
                                           (In thousands of dollars)

          1995
          ----
            Service cost                $    5,857  $      256    $    6,113
            Interest cost                   22,124       1,509        23,633
            Actual return on plan
             assets                           (419)      -              (419)
            Net amortization and
             deferral                       (1,751)         12        (1,739)
                                        ----------  ----------    ----------
            Net periodic postretirement
             benefit expense            $   25,811  $    1,777    $   27,588
                                        ==========  ==========    ==========


                                        Health        Life
                                         Care       Insurance     Total
                                        -------     ---------     ------
                                            (In thousands of dollars)

          1994
          ----
            Service cost                $   6,230   $      263    $    6,493
            Interest cost                  19,390        1,498        20,888
            Actual return on plan
             assets                        (1,516)       -            (1,516)
            Net amortization and
             deferral                          47           77           124
                                        ---------   ----------    ----------
            Net periodic postretirement
             benefit expense            $  24,151   $    1,838    $   25,989
                                        =========   ==========    ==========

                                        Health        Life
                                         Care       Insurance     Total
                                        ------      ---------     -----
                                           (In thousands of dollars)

          1993
          ----
            Service cost                $   4,700   $      206    $    4,906
            Interest cost                  18,679        1,424        20,103
                                        ---------   ----------    ----------
            Net periodic postretirement
             benefit expense            $  23,379   $    1,630    $   25,009
                                        =========   ==========    ==========

               The annual assumed rate of increase in the per capita cost of covered benefits (the health care cost trend rate) for health care plans is 10.3% for 1996 and is assumed to decrease to 5.25% by 2002 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. If the assumed health care cost trend rates were increased by one percentage point in each year, this would increase the APBO for health care plans as of December 31, 1995 by $54,976,000 and the aggregate of service and interest cost components of net periodic postretirement benefit expense for 1995 by $4,416,000.

               The actual cash payments of retiree health care and life insurance benefits totaled approximately $15,870,000 in 1995, $13,064,000 in 1994 and $9,295,000 in 1993.

          Note 6 - Shareholders' Equity

                                   Common    Additional   Retained   Treasury
                                   Stock     Capital      Earnings   Shares
                                   -------   ----------   --------   ---------

     (In thousands of dollars
     except per share amounts)

     Balance at January 3, 1993    $6,722    $160,876     $113,169   $ (23,873)
     --------------------------    ------    --------     --------   ---------
     Net income                                             70,760
     Dividends on common
      stock at $.47 per share                              (31,571)
     Common stock issued              516     107,746
     Employee stock plans                         490         (100)      2,297

     Purchase of 65,500
       treasury shares at cost                                          (1,307)
                                   ------    --------     --------   ---------

     Balance at January 2, 1994     7,288     269,112      152,258     (22,883)
                                   ------    --------     --------   ---------
     Net income                                             18,212
     Dividends on common stock
       at $.48 per share                                   (33,993)
     Employee stock plans                       1,459         (450)      2,295
     Purchase of 571,300 shares
       at cost                                                         (10,910)
                                   -------   --------     --------   ---------

     Balance at January 1, 1995      7,288    270,571      136,027     (31,498)
                                   -------   --------     --------   ---------
     Net income                                            111,871
     Dividends on common stock
       at $.49 per share                                   (33,893)
     Employee stock plans                         902          123       4,346
     Purchase of 3,826,900 treasury
       shares at cost                                                  (75,562)
                                   -------   --------     --------   ---------

     Balance at December 31, 1995  $ 7,288   $271,473     $214,128   $(102,714)
                                   =======   ========     ========   =========


          Preferred Stock
          ---------------

               The authorized preferred stock may be issued in one or more series, with designations, powers and preferences as shall be designated by the Board of Directors. At December 31, 1995, there were no shares of preferred stock issued.

          Common Stock
          ------------

               The Board of Directors adopted and the shareholders approved the 1987 Stock Option Incentive Plan ("Plan") in March, 1987. The Plan, which expires January 1, 1997, provides for the granting of stock options and stock appreciation rights ("Awards") of up to 2,700,000 shares of common stock to key employees.

               Awards may be granted under the Plan at a price not less than the fair market value of the stock as determined by the Personnel and Compensation Committee ("Committee") on the date the Awards are granted. Awards will not be immediately exercisable and vesting of the Awards will be established at the date of each grant but generally will not be more rapid than the rate of one-third of the number of shares in the third, fourth, and fifth years following the date of the Award.

               Transactions under the Plan are summarized as follows:

                                                 Stock
                                    Stock    Appreciation   Price
                                   Options      Rights      Range
                                   -------   ------------   -----

     Balance at January 3, 1993      999,152     11,250
     Granted                         620,400        -       $     22.94
     Exercised                      (153,489)   (11,250)     8.33-11.08
     Cancelled                       (14,601)       -             10.75
                                   ---------  ----------    -----------
     Balance at January 2, 1994    1,451,462        -
     Granted                          33,068        -             19.88
     Exercised                      (119,731)       -        8.33-11.88
     Cancelled                       (44,935)       -       10.75-22.94
                                   ---------  ----------    -----------
     Balance at January 1, 1995    1,319,864        -
     Granted                          13,801        -             17.00
     Exercised                      (109,025)       -        8.33-11.08
     Cancelled                       (23,067)       -       10.75-22.94
                                   ---------  ----------    -----------
     Balance at December 31, 1995  1,201,573        -       $8.33-22.94
                                   =========  ==========    ===========


               At December 31, 1995 there were 579,704 options for shares exercisable under the Plan.

               In March 1987, the Board of Directors adopted and the shareholders approved a Performance Share Plan for Key Employees, which provides that the Chief Executive Officer may establish certain performance objectives for a period established by the Board. The Committee, with the advice of the Chief Executive Officer, may grant performance units payable in common stock and/or cash to key employees. Up to 900,000 shares of common stock were reserved for the Plan. Upon full or partial achievement of the performance objectives for the period, the full or partial dollar amount and/or number of shares of common stock credited to an employee's account will be distributed to the employee in three equal annual installments.

               A three-year award period under the Performance Share Plan began in 1991 and 97% of the performance objectives to be achieved during this award period were achieved. Payments equal to 92.5% of the base value of awarded units began in 1994 and ended in February 1996. Forty-three participants held an aggregate of 69,050 performance units. The base value of each unit consisted of $50 in cash and four shares of common stock.

               In November 1994, the Board of Directors established the 1995-1996 award period under the Performance Share Plan and the performance objectives to be achieved during the 1995-1996 award period were set. Forty-five employees hold an aggregate of 76,000 performance units for the 1995-1996 award period. The base value of each unit consists of $50 in cash and four shares of common stock.

               In 1994, the Board of Directors adopted and the shareholders approved a Stock Acquisition and Retention Plan. The plan provides participating officers with an opportunity to purchase additional shares of common stock directly from the Company and provides for the grant of one share of restricted stock for each two shares purchased under the plan and one share of restricted stock for each two shares of common stock already owned by a participant that are designated as subject to the plan. In general, the restricted shares will vest only if the participant retains the shares that are purchased and/or designated by the participant as subject to the plan for five years. The expense related to the plan is being recognized over the vesting period. A maximum of 1,000,000 shares is available for issuance under the plan. In 1995, 60,238 restricted shares of common stock were issued under the plan and in 1994 17,681 restricted shares were issued under the plan.

               In 1993, the Board of Directors adopted and the shareholders approved a Director Share Incentive Plan, which provides for the annual delivery to non-employee directors of the Company of shares of common stock (rounded to the nearest whole share) with a fair market value equal to $5,000. A total of 200,000 shares have been reserved for the plan. Pursuant to the plan, on January 3, 1995, each of the Company's eleven non-employee directors received 268 shares of common stock and on January 2, 1996, each of the Company's twelve non-employee directors received 267 shares of common stock.

          Note 7 - Fair Values of Financial Instruments

          Fair Values of Financial Instruments
          ------------------------------------

               The following methods and assumptions were used to estimate the fair value of financial instruments.

               Cash and cash equivalents
               -------------------------

               The carrying amount approximates fair value because of the short maturity of those instruments.

               Debentures
               ----------

               The fair values of the 6.95% debentures and 5 7/8% convertible subordinated debentures are based on quoted market prices.

               Long-term debt
               --------------

               The fair values of long-term debt obligations are established from the market value of each issue if available or from market values of similar issues.

               The carrying amounts and fair values of the Company's financial instruments are as follows:


                                   December 31, 1995   January 1, 1995
                                   Carrying    Fair    Carrying    Fair
                                    Amount    Value     Amount    Value
                                   --------  --------  --------  --------
                                          (In thousands of dollars)

     Cash and cash equivalents     $ 70,913  $ 70,913  $ 11,185  $ 11,185
     6.95% debentures in 1995
       and 5 7/8% convertible
       subordinated debentures
       in 1994                      150,000   150,000   100,000   100,050
     Long-term debt                  33,098    33,110    35,090    34,133
                                   --------  --------  --------  --------

          Note 8 - Taxes on Income

          Income taxes (credits) consist of the following:

                                         (In thousands of dollars)
                                          1995      1994      1993
                                          ----      ----      ----

          Current:
            Federal                     $60,143   $ 9,411   $40,653
            State                        12,324     2,178    10,696
                                        -------   -------   -------
             Subtotal current expense    72,467    11,589    51,349
                                        -------   -------   -------
          Deferred:
            Federal                       1,390       571    (1,828)
            State                         2,095     2,570    (1,315)
                                        -------   -------   -------
             Subtotal deferred expense    3,485     3,141    (3,143)
                                        -------   -------   -------
          Total income tax expense      $75,952   $14,730   $48,206
                                        -------   -------   -------
          Income taxes paid             $69,642   $14,385   $56,649
                                        =======   =======   =======

               The following is a reconciliation of the statutory federal income tax rate to the actual effective income tax rate:


          Percent of pretax income          1995    1994      1993
          ------------------------          ----    ----      ----

          Federal tax rate                  35.0%   35.0%    35.0%
             State and local income taxes,
              net of federal tax benefit     4.9     9.4       5.1
             Amortization of cost in excess
              of net assets acquired          .6     3.8        -
             Other                           (.7)   (3.5)      0.4
                                            ----    ----      ----
          Total effective income tax rate   39.8%   44.7%     40.5%
                                            =====   =====     =====


               Deferred tax assets and/or liabilities result from temporary differences in the recognition of income and expense for financial and income tax reporting purposes, and differences between the fair value of assets acquired in business combinations accounted for as purchases for financial reporting purposes and their corresponding tax bases. They represent future tax benefits or costs to be recognized when those temporary differences reverse.

               The categories of assets and liabilities which have resulted in differences in the timing of the recognition of income and/or expense are as follows:


          Deferred Tax Assets
          -------------------
          (In thousands of dollars)
                                                  1995         1994
                                                  ----         ----

          Postretirement benefits other
            than pensions                         $104,553     $107,284
          Deferred compensation and other
            benefit plans                           60,238       71,604
          Other items                               19,733       18,524
                                                  --------     --------
          Total deferred tax assets                184,524      197,412

          Deferred Tax Liabilities
          ------------------------
          Basis of property, plant and
            equipment - net                        109,046      113,212
          Inventory valuation - net                 28,153       28,175
          Other items                               11,617       12,525
                                                  --------      -------
          Total deferred tax liabilities           148,816      153,912
                                                  --------      -------

          Net deferred tax asset                  $ 35,708     $ 43,500
                                                  ========     ========


          Note 9 - Supplemental Operating Information

               Export sales were $87,000,000 in 1995, $73,000,000 in 1994 and $79,000,000 in 1993.

               Direct research and development expenditures aggregated $9,171,000 in 1995, $8,238,000 in 1994 and $9,170,000 in 1993.
          "Research, development and technology" in the income statement covers a broad range of activities throughout the Company.

               Approximately 70% of the Company's workforce are covered by various union contracts. None of the contracts expire within one year.

          Note 10 - Litigation

               As previously disclosed, the Company is a defendant in a case filed in 1989 by Allegheny International, Inc. in the United States District Court for the Western District of Pennsylvania which is being pursued by Sunbeam Corporation. The case involves a claim to recover a $5.5 million refund received by the Company in 1989 with respect to a federal income tax overpayment, plus interest. Immediately prior to the commencement of the trial of the case, Sunbeam withdrew with prejudice its related claims for reimbursement of various alleged insurance coverage costs in the amount of $.5 million plus interest. In August 1995, a jury verdict in favor of the Company was entered in this case which Sunbeam has appealed. The Company is vigorously defending the favorable decision.

               As previously announced, in June 1995, the U.S. Department of Justice commenced an action against the Company in the United States District Court for the Western District of Pennsylvania, asserting, in 64 claims, multiple violations of the federal Clean Water Act occurring at various times since 1987.

               The complaint seeks injunctive relief and assessment of penalties of up to $25,000 per day of violation. While it is too early to predict the outcome of the case, the Company believes that any costs or penalties should not be material to the financial condition of the Company or its results of operation.

              In addition, the Company is involved in various lawsuits from time to time arising in the ordinary course of business and otherwise. In management's opinion, the outcome of these matters will not have a material adverse effect on the Company's financial statements.

          Note 11 - Acquisition

               On November 10, 1993, the Company completed the acquisition of the stock of Athlone Industries, Inc. Athlone, through its subsidiary, Jessop Steel Company, was primarily a manufacturer of specialty steels in plate form. The Company issued 5,153,376 shares of common stock in the transaction. The transaction is being accounted for as a purchase. The excess of the purchase price paid over the value of net assets acquired is being amortized over 40 years on a straight-line basis. Accumulated amortization was $7,656,000 and $4,224,000 at December 31, 1995 and January 1, 1995, respectively.

               Pro forma results, as if the transaction were completed at the beginning of 1993, are as follows:



          Sales                                   $1,215,039,000
          Net income                              $   77,126,000
          Earnings per share                      $         1.09


          The pro forma presentation is not necessarily indicative of either the results of operations that would have occurred had the acquisition taken place at the beginning of 1993 or of future results of the combined companies.

               In addition to Jessop Steel, the Company acquired Green River Steel Corporation and Reynolds Fasteners, Inc., as part of the Athlone acquisition. The Company has determined that these businesses do not meet its strategic objectives and decided that they would be held for sale. The recorded value for assets held for sale represents management's estimate of net realizable value and includes a reserve for estimated losses until disposition which is not material in relation to the Company's results of operations. Net income for these companies in the amount of $3,603,000, which resulted from the Company's successful efforts to improve the productivity and reduce the costs of these businesses, was excluded from the Company's 1994 results. In 1996, Reynolds Fasteners, Inc. was sold. The sale will not have a significant effect on the Company's results of operation.

               Cash flows for 1994 and 1993 do not include non-cash items related to the acquisition.

          Note 12 - Quarterly Data (Unaudited)


                              (In thousands of dollars except per share amounts)

                                             Fiscal Quarter Ended
                                   --------------------------------------------
                                   April 2   July 2    October 1   December 31
                                   -------   ------    ---------   -----------

     Fiscal 1995
     -----------
     Net sales                     $395,332  $390,468  $373,631    $334,871
     Cost of products sold          313,742   301,306   288,985     269,341
     Operating income                46,474    53,142    48,461      30,856
     Income before extraordinary
       loss                          28,854    34,470    30,119      21,352
     Extraordinary loss on early
       retirement of debt             -         -         -          (2,924)
     Net income                      28,854    34,470    30,119      18,428
     Net income per share:
       Primary
         Income before extraordinary
          loss                      $   .41   $   .49   $   .44    $    .32
         Extraordinary loss            -          -        -           (.04)
         Net income                 $   .41   $   .49   $   .44    $    .28
       Fully diluted                $   .39   $   .47   $   .42    $    .28
     Weighted average common
       shares outstanding          70,567,973 69,959,030 68,963,949 67,495,993
                                   ---------- ---------- ---------- ----------


                              (In thousands of dollars except per share amounts)

                                             Fiscal Quarter Ended
                                   --------------------------------------------
                                   April 3   July 3(1) October 2   January 1
                                   -------   ------    ---------   -----------

     Fiscal 1994
     -----------
     Net sales                     $313,932  $172,187  $262,255  $328,497
     Cost of products sold          245,717   191,283   211,720   266,319
     Operating income (loss)         35,747   (49,413)   20,913    34,121
     Net income (loss)               18,118   (29,179)   10,328    18,945


     Net income (loss) per share:
       Primary                         $.26     $(.41)     $.14      $.27
       Fully diluted                   $.25     $(.41)     $.14      $.26
     Weighted average common
       shares outstanding          70,938,937 70,792,035 70,787,897 70,790,579
                                   ---------- ---------- ---------- ----------


     (1)  The USWA called a strike in the second quarter which lasted 10 weeks.

                  REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     Board of Directors
     Allegheny Ludlum Corporation

          We have audited the accompanying consolidated balance sheets of Allegheny Ludlum Corporation and subsidiaries as of December 31, 1995 and January 1, 1995, and the related consolidated statements of income and cash flows for each of the three fiscal years in the period ended December 31, 1995. These financial statements are the responsibility of Allegheny Ludlum Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Allegheny Ludlum Corporation and subsidiaries at December 31, 1995 and January 1, 1995, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                   /s/ Ernst & Young LLP


     Pittsburgh, Pennsylvania
     January 30, 1996

                    ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                     (UNAUDITED)
                  (In thousands of dollars except per share amounts)

                                                    Fiscal         Fiscal
                                                  Six Months     Six Months
                                                    Ended          Ended
                                                   June 30,        July 2,
                                                     1996           1995
                                                  ----------     ----------

          NET SALES                               $691,655       $785,800
          Costs and expenses:
            Cost of products sold                  552,254        615,048
            Research, development and
               technology                           21,574         23,284
            Commercial and administrative           27,158         28,356
            Depreciation and amortization           22,843         19,496
                                                  --------       --------
                                                   623,829        686,184
                                                  --------       --------
          INCOME FROM STEEL OPERATIONS              67,826         99,616

          Operating earnings from assets
            held for sale                            1,876          7,268
          Other income (expense):
            Interest expense - net                  (3,116)          (876)
            Other - net                              1,690          1,153
                                                  --------       --------
                                                    (1,426)           277
                                                  --------       --------

          Income before income taxes                68,276        107,161

          Income taxes                              28,716         43,837
                                                  --------       --------
          NET INCOME                              $ 39,560       $ 63,324
                                                  ========       ========
          Per common share:
            Primary                                   $.60           $.90
                                                  ========       ========
            Fully diluted                                            $.86
                                                                 ========
          Dividends declared per common share         $.26           $.24
                                                  ========       ========

               See notes to condensed consolidated financial statements.

                    ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED BALANCE SHEET
                                     (UNAUDITED)
                              (in thousands of dollars)

                                                            June 30, 1996
                                                            -------------

          ASSETS

          CURRENT ASSETS:
            Cash and cash equivalents                       $   92,585
            Trade receivables - net                            145,525
            Inventories (Note 2)                               225,173
            Prepaid expenses and other current assets           12,384
                                                            ----------

               TOTAL CURRENT ASSETS                            475,667

            Properties, plans and equipment - net              442,102
            Cost in excess of net assets acquired              128,384
            Deferred income taxes                               46,426
            Other assets including assets held for sale         44,207
                                                            ----------

               TOTAL ASSETS                                 $1,136,786
                                                            ==========

          LIABILITIES AND SHAREHOLDERS' EQUITY

          CURRENT LIABILITIES:
            Current portion of long-term debt               $    1,960
            Accounts payable                                    70,782
            Accrued compensation and benefits                   55,175
            Income taxes payable and deferred                   10,098
            Other accrued expenses                              31,336
                                                            ----------

               TOTAL CURRENT LIABILITIES                       169,351

            Long-term debt, less current portion               179,847
            Pensions                                           108,834
            Postretirement benefit liability                   272,819
            Other                                               29,279
                                                            ----------

               TOTAL LIABILITIES                               760,130


                    ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED BALANCE SHEET
                                     (UNAUDITED)
                              (in thousands of dollars)

                                     (Continued)

                                                            June 30, 1996
                                                            -------------

          SHAREHOLDERS' EQUITY:
            Preferred stock, par value $1:
               authorized--50,000,000 shares;
               issued--none
            Common stock, par value $.10:
               authorized--250,000,000 shares;
               issued--72,878,242 shares                         7,288
            Additional capital                                 271,348
            Retained earnings                                  236,558
            Equity adjustment related to minimum
               liability for pension plans                     (14,727)
            Common stock in treasury at cost--
               6,855,866 and 5,771,371 shares                 (123,811)
                                                            ----------

               TOTAL SHAREHOLDERS' EQUITY                      376,656
                                                            ----------

          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $1,136,786
                                                            ==========


               See notes to condensed consolidated financial statements.

                    ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                      CONDENSED COMBINED STATEMENT OF CASH FLOWS
                                     (UNAUDITED)
                              (in thousands of dollars)

                                                    Fiscal      Fiscal
                                                  Six Months  Six Months
                                                    Ended       Ended
                                                   June 30,    July 2,
                                                     1996       1995
                                                  ----------  ----------

          CASH FLOWS FROM OPERATING ACTIVITIES:
            Net income                            $  39,560   $  63,324
            Adjustment to reconcile net income
             to cash flow from operating
             activities:
               Depreciation and amortization         22,843      19,496
               Reinvested earnings from assets
                held for sale                           329      (5,130)
               Deferred taxes                        (3,132)      3,015
            Change in operating assets
             and liabilities:
               Long-term retirement liabilities       8,876     (12,988)
               Trade receivables                     (8,509)    (15,181)
               Inventories                           11,286      45,076
               Trade payables                       (22,682)    (13,268)
               Net change in other current
                assets and current liabilities         (885)     20,275
               Other changes                         (1,587)      3,163
                                                  ---------   ---------
               CASH FROM OPERATING ACTIVITIES        46,099     107,782

          CASH FLOWS FROM INVESTING ACTIVITIES:
            Purchase of properties, plants
             and equipment--net                     (11,624)    (10,227)
            Proceeds from assets held for sale       24,602        -
            Long-term investments                    (4,535)        346
            Notes receivable                            218         (12)
                                                  ---------   ---------
               CASH FROM (USED BY) INVESTING
                ACTIVITIES                            8,661      (9,893)
          CASH FLOWS FROM FINANCING ACTIVITIES:
            Payments on long-term debt and
             capital leases                          (1,291)     (1,278)
            Dividends paid                           (8,646)     (8,480)
            Purchases of treasury stock             (23,710)    (30,023)
            Employee stock plans                        559         262
                                                  ---------   ---------

                    ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                      CONDENSED COMBINED STATEMENT OF CASH FLOWS
                                     (UNAUDITED)
                              (in thousands of dollars)

                                     (Continued)

                                                    Fiscal      Fiscal
                                                  Six Months  Six Months
                                                    Ended       Ended
                                                   June 30,    July 2,
                                                     1996       1995
                                                  ----------  ----------

               CASH USED BY FINANCING ACTIVITIES    (33,088)    (39,519)

          INCREASE IN CASH AND CASH EQUIVALENTS      21,672      58,370
          Balance of cash and cash equivalents
            at beginning of period                   70,913      11,185
                                                  ---------   ---------

          CASH AND CASH EQUIVALENTS AT END
            OF PERIOD                             $  92,585   $  69,555
                                                  =========   =========


               See notes to condensed consolidated financial statements.

                    ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                     (UNAUDITED)

          NOTE 1--FINANCIAL STATEMENTS

               This financial information should be read in conjunction with the financial statements and notes thereto for the fiscal year ended December 31, 1995. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal accruals) considered necessary for a fair presentation have been included. Operating results for the fiscal quarter and six months ended June 30, 1996 are not necessarily indicative of results of operations that may be expected for the fiscal year ending December 29, 1996.

               Net income per common share was computed based on the weighted average number of shares of common stock outstanding during the periods: 66,009,201 and 66,300,786 shares for the fiscal quarter and six months, respectively, ended June 30, 1996 and 69,959,030 and 70,263,501 shares for the fiscal quarter and six months, respectively, ended July 2, 1995.

               The Company's fiscal year and fiscal quarters end on the Sunday closest to the last day of the calendar month.

          NOTE 2--INVENTORIES

               Inventories consisted of the following:

                                                  June 30,    December 31,
                                                    1996          1995
                                                  --------    ------------
                                                  (in thousands of dollars)

          Raw materials                           $ 38,426      $ 63,994
          Work-in-process and finished
            products                               253,431       249,139
          Supplies                                  17,220        16,515
                                                  --------      --------
          Total inventories at current cost        309,077       329,648
          Less allowances to reduce current
            cost values to LIFO basis               83,904        93,189


                                                  --------      --------
                                                  $225,173      $236,459
                                                  ========      ========


          Substantially all of the Company's inventories are determined by the LIFO method.

          NOTE 3--LITIGATION

               In June 1996, the United States Court of Appeals for the Third Circuit upheld a lower court ruling that found in favor of the Company in a case brought by Allegheny International, Inc.
          (AI) to cover a $5.5 million refund received by Allegheny Ludlum in 1989 with respect to a federal income tax overpayment. The case, which was brought in the United States District Court for the Western District of Pennsylvania, arose out of the 1980 management-led buyout of the Company from AI and was pursued by Sunbeam Corporation, the successor to AI following AI's bankruptcy reorganization. Sunbeam asked the Third Circuit for a rehearing which the Court denied. The Company intends to continue to vigorously defend the favorable decision.

               On June 28, 1995, the U.S. Department of Justice commenced an action against the Company in the United States District Court for the Western District of Pennsylvania, asserting, in 64 claims, multiple violations of the federal Clean Water Act occurring at various times since 1987. The complaint seeks injunctive relief and assessment of penalties of up to $25,000 per day of violation. While it is too early to predict the outcome of the case, the Company believes that any costs or penalties should not be material to the financial condition of the Company or its results of operations.

          NOTE 4--COMBINATION

               As previously announced, on April 1, 1996, Allegheny Ludlum and Teledyne, Inc. entered into an Agreement and Plan of Merger and Combination. Pursuant to this Agreement, Allegheny Ludlum and Teledyne would each become a subsidiary of a new corporation named Allegheny Teledyne Incorporated, each share of Allegheny Ludlum common stock would be converted into one share of Allegheny Teledyne common stock and each share of Teledyne common stock would be converted into 1.925 shares of Allegheny Teledyne common stock. The transaction is subject to approval by the shareholders of Allegheny Ludlum and Teledyne and other customary closing conditions. Special shareholder meetings of each company are scheduled for August 15, 1996. If shareholder approval is obtained, the Combination is expected to be consummated as soon as practicable following the shareholder meetings.

                           TELEDYNE, INC. AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                              December 31, 1995 and 1994
                   (In millions except share and per share amounts)

                                                     1995        1994
                                                     ----        ----

          ASSETS
          ------
          Current Assets:

          Cash and marketable securities          $    41.7   $    29.7
          Receivables                                 417.5       409.8
          Inventories                                 229.4       196.9
          Deferred income taxes                        82.2       104.9
          Prepaid expenses                             17.3        16.5
                                                  ---------   ---------
            Total current assets                      788.1       757.8
          Property and Equipment                      304.3       304.3
          Prepaid Pension Cost                        386.6       332.7
          Other Assets                                127.2        82.9
                                                  ---------   ---------
                                                  $ 1,606.2   $ 1,477.7
                                                  =========   =========

          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
          Current Liabilities:

          Accounts payable                        $   130.5   $   162.0
          Accrued liabilities                         273.2       303.6
                                                  ---------   ---------
            Total current liabilities                 403.7       465.6
          Long-Term Debt                              380.0       356.6
          Accrued Postretirement Benefits             276.3       275.9
          Other Long-Term Liabilities                 117.5       106.6
                                                  ---------   ---------
                                                  $ 1,177.5   $ 1,204.7
                                                  =========   =========
          Redeemable Preferred Stock,
            $1.00 par value, 2,500,000 shares
            authorized, 2,209,122 shares
            issued and outstanding in 1995        $    33.1   $     -
                                                  ---------   ---------

                           TELEDYNE, INC. AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                              December 31, 1995 and 1994
                   (In millions except share and per share amounts)
                                     (Continued)

                                                     1995        1994
                                                     ----        ----

          Shareholders' Equity:

          Common stock, $1.00 par value,
           100,000,000 shares authorized,
           55,781,423 shares in 1995 and
           55,462,298 shares in 1994
           issued and outstanding                      55.8        55.5
          Additional paid-in capital                   41.4        35.3
          Retained earnings                           284.0       178.3
          Other                                        14.4         3.9
                                                  ---------   ---------
            Total shareholders' equity                395.6       273.0
                                                  ---------   ---------
                                                  $ 1,606.2   $ 1,477.7
                                                  =========   =========


          The accompanying notes are an integral part of these statements.

                           TELEDYNE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 1995, 1994 and 1993
                        (In millions except per share amounts)


                                               1995       1994    1993
                                               ----       ----    ----

          Sales                             $2,567.8   $2,391.2  $2,491.7

          Costs and Expenses:
          Cost of sales                      1,912.8    1,787.8   1,917.9
          Selling and administrative
            expenses                           430.1      576.3     468.5
          Interest expense                      42.3       43.5      45.1
                                          ----------   --------  --------
                                             2,385.2    2,407.6   2,431.5
                                          ----------   --------  --------
          Earnings (Loss) before
            Other Income                       182.6      (16.4)     60.2
          Other Income, Net                     67.6       12.7      53.1
                                          ----------   --------  --------
          Income (Loss) before
            Income Taxes, Extraordinary
            Loss and Cumulative Effect
            of Accounting Change*              250.2       (3.7)    113.3
          Provision for Income Taxes            88.2        4.7      40.5
                                          ----------   --------  --------
          Income (Loss) before
            Extraordinary Loss and
            Cumulative Effect of
            Accounting Change                  162.0       (8.4)     72.8
          Extraordinary Loss on
            Redemption of Debt                   -          -        (3.7)
          Cumulative Effect of
            Accounting Change                    -          -      (185.6)
                                          ----------   --------- --------
          Net Income (Loss)                    162.0       (8.4)   (116.5)
          Dividends on Preferred Stock           1.6        -         -
                                          ----------   --------- --------
          Net Income (Loss) Available
            to Common Shareholders            $160.4      $(8.4)  $(116.5)
                                          ==========   ========  ========

                           TELEDYNE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 1995, 1994 and 1993
                        (In millions except per share amounts)
                                     (Continued)


                                               1995       1994    1993
                                               ----       ----    ----

          Income (Loss) Per Common Share:
            Income (loss) before
             extraordinary loss and
             cumulative effect of
             accounting change                  $2.88     $(0.15)    $1.32
            Extraordinary loss on
             redemption of debt                  -          -        (0.07)
            Cumulative effect of
             accounting change                   -          -        (3.35)
                                          -----------  --------- ---------
            Net Income (Loss) Per
             Common Share                       $2.88     $(0.15)   $(2.10)
                                          ===========  ========= =========


          *Includes non-cash pension income of $80.7 million in 1995, $79.1 million in 1994 and $66.2 million in 1993.

          The accompanying notes are an integral part of these statements.

                           TELEDYNE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1995, 1994 and 1993
                                    (In millions)

                                             1995          1994        1993
                                             ----          ----        ----
          Operating activities:
           Net income (loss)                 $162.0        $(8.4)    $(116.5)
           Adjustments to reconcile net
            income (loss) to net cash
            provided by (used in)
            operating activities:
           Depreciation and amortization       70.4         70.2        72.7
           Increase in prepaid pension cost   (53.9)       (52.4)      (58.2)
           Gain on sale of businesses         (51.1)         -           -
           Decrease (increase) in
            deferred income taxes              38.8         41.0       (57.1)
           Decrease in accounts payable
            and accrued liabilities           (20.4)       (29.9)      (53.9)
           Decrease (increase) in
            receivables                       (11.5)       (82.3)       17.4
           Decrease (increase) in
            inventories                        (8.9)       (26.8)       21.8
           Increase in accrued income
            taxes                               8.9          -           -
           Increase (decrease) in accrued
            post-retirement benefits            0.4         (1.6)      299.2
           Gain on sale of Litton common
            stock                               -            -         (40.4)
           Other, net                         (12.5)       (28.3)       (1.7)
                                           --------     --------    --------
          Net cash provided by (used in)
           operating activities               122.2       (118.5)       83.3
                                           --------     --------    --------
          Investing activities:
           Net decrease (increase)
            in short-term investments          (5.6)        11.0        28.5
           Sale of marketable securities        -          121.4       163.5
           Purchases of marketable
            securities                          -           (8.0)      (70.4)
                                           --------     --------    --------
           Net sales (purchases)
            of marketable securities           (5.6)       124.4       121.6
           Proceeds from the sales
            of businesses                      69.0          7.2         9.2
           Purchases of property and
            equipment                         (62.9)       (64.5)      (81.2)

                              TELEDYNE, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                   For the Years Ended December 31, 1995, 1994 and 1993
                                       (In millions)
                                        (Continued)

                                             1995          1994        1993
                                             ----          ----        ----

           Purchase of businesses             (43.2)         -          (4.0)
           Proceeds from the sales
            of property and equipment          13.5         10.9         9.7
           Collection of notes receivable
            from the sales of businesses        0.3          2.9        17.1
           Other, net                         (14.4)        (9.3)      (11.6)
                                           --------     --------    --------
          Net cash provided by (used in)
           investing activities               (43.3)        71.6        60.8
                                           --------     --------    --------
          Financing activities:
           Increase (decrease) in
            checks outstanding                (64.2)        51.7         7.9
           Cash dividends                     (23.2)         -         (44.3)
           Increase (decrease) in
            long-term debt                      8.5         (4.2)     (101.6)
           Other, net                           6.4          0.4         0.5
                                           --------     --------    --------
           Net cash provided by (used in)
            financing activities              (72.5)        47.9      (137.5)
                                           --------     --------    --------
          Increase in cash                 $    6.4     $    1.0    $    6.6
                                           ========     ========    ========

          Noncash transactions:
           Preferred stock dividend
            on common stock                $   33.1    $     -    $      -
                                           ========     ========    ========

          Interest paid on long-term debt  $   38.3     $   40.1    $   41.7
                                           ========     ========    ========
          Income taxes paid (received)     $  (14.6)    $    0.9    $   (2.6)
                                           ========     ========    ========


          The accompanying notes are an integral part of these statements.

                              TELEDYNE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   For the Years Ended December 31, 1995, 1994 and 1993
                          (In millions except per share amounts)

                                         Additional
                                Common    Paid-In   Retained
                                Stock     Capital   Earnings   Other    Equity
                                -----    ---------  ---------  -----    ------

     Balance, December 31,
      1992                     $55.4      $34.5    $347.5      $3.7      $441.1
     Net loss                    -          -      (116.5)      -
                                                                         (116.5)
     Cash dividends on common
      stock ($0.80 per share)    -          -       (44.3)      -         (44.3)
     Exercise of stock
      options                    -          0.4       -         -           0.4
     Currency translation
      adjustment                 -          -         -        (0.2)       (0.2)
                             -------    -------   --------  -------    --------
     Balance, December 31,
      1993                      55.4       34.9     186.7       3.5       280.5
     Net loss                    -          -        (8.4)      -          (8.4)
     Exercise of stock
      options                    0.1        0.4       -         -           0.5
     Net unrealized
      appreciation               -          -         -         0.5         0.5
     Currency translation
      adjustment                 -          -         -        (0.1)       (0.1)
                             -------    --------  --------  -------    --------
     Balance, December 31,
      1994                      55.5       35.3     178.3       3.9       273.0
     Net income                  -          -       162.0       -         162.0
     Preferred stock dividends
      on common stock ($0.60
      per share)                 -          -       (33.1)      -         (33.1)
     Cash dividends on
      common stock ($0.40
      per share)                 -          -       (22.6)      -         (22.6)
     Cash dividends on
      preferred stock
      ($0.60 per share)          -          -        (0.6)      -          (0.6)
     Exercise of stock options   0.3        6.1       -         -           6.4
     Net unrealized
      appreciation               -          -         -         9.8         9.8
     Currency translation
      adjustment                 -          -         -         0.7         0.7
                             -------    -------   -------   -------    --------

     Balance, December 31,
      1995                     $55.8      $41.4    $284.0     $14.4      $395.6
                             =======    =======   =======   =======    ========


     The accompanying notes are an integral part of these statements.

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                       ----------------------------------------


          To the Shareholders and Board of Directors of Teledyne, Inc.:

               We have audited the accompanying consolidated balance sheets of Teledyne, Inc. (a Delaware corporation) and subsidiaries (the Company) as of December 31, 1995 and 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Teledyne, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

               As explained in Note 9 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 106 in 1993.


                                             /s/Arthur Andersen LLP

          Los Angeles, California
          January 13, 1996

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      ------------------------------------------

          Note 1.   Summary of Significant Accounting Policies -

          Principles of Consolidation. The consolidated financial statements include the accounts of Teledyne, Inc. and subsidiaries. All material intercompany accounts and transactions have been eliminated. Certain amounts for 1994 and 1993 have been reclassified to conform with the 1995 presentation.

          Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates are reasonable.

          Receivables. Receivables are presented net of a reserve for doubtful accounts of $7.1 million at December 31, 1995 and $6.3 million at December 31, 1994.

          Inventories. Inventories are stated at the lower of cost (last-in, first-out and first-in, first-out methods) or market, less progress payments. Costs include direct material, direct labor and applicable manufacturing and engineering overhead, and other direct costs. Any foreseeable losses are charged to income when determined.

          Cost in Excess of Net Assets of Purchased Businesses. Other assets include cost in excess of net assets of purchased businesses of $30.9 million at December 31, 1995 and $24.7 million at December 31, 1994. Costs related to businesses purchased after November 1970 are being amortized on a straight-line basis over periods not exceeding 20 years.

          Financial Instruments. The fair value of financial instruments, except for long-term debt, approximated their carrying values at December 31, 1995. Fair values have been determined through information obtained from quoted market sources and management estimates.

               In 1994, the Company changed its accounting for investments in debt and equity securities to comply with the provisions of Statement of Financial Accounting Standards No. 115. The statement requires that these investments be classified as either held-to-maturity, trading or available-for-sale. The Company's investments in debt and equity securities are classified as available-for-sale and are reported at fair value, with net unrealized appreciation and depreciation on investments reported as a separate component of shareholders' equity.

          Revenue Recognition. Commercial sales and revenue from U.S. government fixed-price type contracts are generally recorded as deliveries are made or as services are rendered. For certain fixed-price type contracts that require substantial performance over a long time period before deliveries begin, sales are recorded based upon attainment of scheduled performance milestones. Sales under cost-reimbursement contracts are recorded as costs are incurred and fees are earned.

          Depreciation and Amortization. Buildings and equipment are depreciated primarily on declining balance methods over their estimated useful lives. Leasehold improvements are amortized on a straight-line basis over the life of the lease. Maintenance and repair costs are charged to income as incurred, and betterments and major renewals are capitalized. Cost and accumulated depreciation of property sold, retired or fully depreciated are removed from the accounts, and any resultant gain or loss is included in income.

          Research and Development. Company-funded research and development costs, which include bid and proposal costs, ($57.3 million in 1995, $65.9 million in 1994 and $64.0 million in 1993) are expensed as incurred. Costs related to customer-funded research and development contracts are charged to costs and expenses as the related sales are recorded. A portion of the costs incurred for company-funded research and development is recoverable through overhead cost allowances on government contracts.

          Environmental. Costs that mitigate or prevent future environmental contamination or extend the life, increase the capacity or improve the safety or efficiency of property utilized in current operations are capitalized. Other costs that relate to current operations or an existing condition caused by past operations are expensed. Liabilities are recorded when the Company's liability is probable and the costs are reasonably estimable, but generally not later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change.
          Liabilities are estimated and evaluated independently of possible recoveries, if any, from insurance carriers and other third parties. The measurement of environmental liabilities by the Company is based on currently available facts, present laws and regulations, and current technology. Such estimates take into consideration the Company's prior experience in site investigation and remediation, the data concerning cleanup costs available from other companies and regulatory authorities, and the professional judgment of the Company's environmental experts in consultation with outside environmental specialists, when necessary. The estimates also reflect an assessment of the likelihood that other companies which have been designated potentially responsible parties will have the financial resources to fulfill their obligations at Superfund sites where they and the Company may be jointly and severally liable. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

          Income Taxes. Provision for income taxes includes federal, state and foreign income taxes. Deferred income taxes are provided for temporary differences in the recognition of income and expenses. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the financial statement and tax bases of assets and liabilities and tax rates, if any, from period to period.

          Net Income (Loss) Per Share. The weighted average number of shares of common stock used in the computation of net income per share was 55,656,827 in 1995, 55,446,296 in 1994 and 55,420,654
          in 1993. The potential dilution of common stock equivalents is not material and, therefore, is not included in the computation of per share data.

          Note 2.   Inventories -

          Inventories at December 31, 1995 and 1994 were as follows (in millions):

                                                        1995       1994
                                                        ----       ----

          Raw materials and work-in-process             $212.4    $  301.9
          Finished goods                                  61.3        47.2
                                                     ---------    --------
                                                         273.7       349.1
          Progress payments                              (44.3)     (152.2)
                                                     ---------    --------
                                                        $229.4      $196.9
                                                     =========    ========

          Inventories, before progress payments, determined on the last-in, first-out method were $199.6 million at December 31, 1995 and $234.8 million at December 31, 1994. The remainder of the inventories was determined using the first-in, first-out method.

          Inventories stated on the last-in, first-out basis were $179.8 million and $189.2 million less than their first-in, first-out values at December 31, 1995 and 1994, respectively. These first-in, first-out values do not differ materially from current cost.

               During 1995, 1994 and 1993, inventory usage resulted in liquidations of last-in, first-out inventory quantities. These inventories were carried at the lower costs prevailing in prior years as compared with the cost of current purchases. The effect of these last-in, first-out inventory liquidations was to increase net income by $8.0 million in 1995 and 1994, and $11.4 million in 1993.

               Inventories, before progress payments, related to long-term contracts were $25.3 million and $163.4 million at December 31, 1995 and 1994, respectively. Progress payments related to long-term contracts were $24.1 million and $136.9 million at December 31, 1995 and 1994, respectively.

          Note 3.  Long-Term Debt -

          Long-term debt at December 31, 1995 and 1994 was as follows (in millions):

                                                        1995       1994
                                                        ----       ----

          10% Subordinated Debentures, due 2004,
           Series A and C (net of unamortized
           discount of $24.6 in 1995 and $27.8
           in 1994)                                     $332.4      $332.2
          7% Subordinated Debentures, due 1999,
           $1.9 payable annually                          22.4        23.9
          Variable Rate Note, due 1997                    14.2         -
          Other                                           17.7         2.6
                                                     ---------    --------
                                                         386.7       358.7
          Current portion                                 (6.7)       (2.1)
                                                     ---------    --------
                                                        $380.0      $356.6
                                                     =========    ========


          At December 31, 1995, the estimated fair value of the Company's long-term debt was $421.9 million.

               Long-term debt is payable $6.7 million in 1996, $27.6 million in 1997, $2.6 million in 1998 and $17.4 million in 1999. No amount is due in 2000.

               The Company had available credit facilities at December 31, 1995, with various U.S. and foreign banks, totaling $151.0 million ($135.0 million expiring in July 1997, and $16.0 million expiring in December 1997) for which there is a $75.0 million letters of credit sublimit. Borrowings under the credit agreements, at the Company's election, bear interest at a floating rate generally based on either a defined prime rate or a fixed rate based on an interbank offered rate. A fee is charged on the amount of the unused commitment. The agreements contain restrictive covenants including those relating to net worth, investments, asset sales and material changes in lines of business. During 1995, the Company utilized $14.2 million of its lines of credit in the acquisition of the material handling business of Kooi B.V. At December 31, 1995, the interest rate on this borrowing was 4.4 percent. Commitments under separate standby letters of credit outstanding were $51.1 million at December 31, 1995 and $86.2 million at December 31, 1994.

               In 1994, the Company settled with the U.S. government two civil cases relating to its Teledyne Relays and Systems units.
          In connection with the settlement, the Company paid the U.S. government $112.5 million and related interest of $2.1 million in 1994.

               In 1993, the Company redeemed at par $100 million of its 10% Subordinated Debentures due 2004, Series C resulting in an extraordinary loss of $6.0 million or $3.7 million, net of tax.

          Note 4.  Supplemental Balance Sheet Information -

          Cash and marketable securities at December 31, 1995 and 1994 were as follows (in millions):

                                                      1995         1994
                                                      ----         ----

          Cash                                       $    22.1    $   15.7
          Repurchase agreements, at cost which
           approximates market                            13.0        14.0
          Other short-term investments, at cost
           which approximates market                       6.6         -
                                                     ---------    --------
                                                         $41.7       $29.7
                                                     =========    ========

               Property and equipment at December 31, 1995 and 1994 were as follows (in millions):

                                                      1995         1994
                                                      ----         ----

          Land                                         $  28.3     $  28.9
          Buildings                                      224.4       229.8
          Equipment and leasehold improvements           614.3       597.2
                                                     ---------    --------
                                                         867.0
                                                                     855.9
          Accumulated depreciation and
           amortization                                 (562.7)     (551.6)
                                                     ---------    --------
                                                        $304.3      $304.3
                                                     =========    ========

               In 1995, Statement of Financial Accounting Standards No. 121 was issued which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets. This statement, which will be effective in 1996, addresses when impairment losses should be recognized and how impairment losses should be measured. The adoption of this statement by the Company is not expected to have a material effect on the consolidated financial statements.

               Accounts payable included $9.6 million at December 31, 1995 and $73.8 million at December 31, 1994 for checks outstanding in excess of cash balances.

               Accrued liabilities at December 31, 1995 and 1994 were as follows (in millions):

                                                         1995         1994
                                                         ----         ----
          Salaries and wages                           $  69.0      $ 68.6
          Accrued postretirement benefits                 22.0        22.5
          Advances and billings in excess
           of costs                                       17.2        34.4
          Other                                          165.0       178.1
                                                     ---------    --------
                                                        $273.2      $303.6
                                                     =========    ========

          Note 5.  Redeemable Preferred Stock -

               During 1995, dividends consisting in part of cash and in part of redeemable preferred stock were paid to common shareholders. The redeemable preferred stock is a new issue of Series E Cumulative Preferred Stock, $15.00 stated value per share, callable by the Company at any time at $15.00 per share, with a mandatory call at $16.50 per share on change of control, paying an annual cumulative cash dividend of $1.20 per share payable semi-annually. For each dividend on the common stock, shareholders received one share of the Series E Cumulative Preferred Stock for each one hundred shares of common stock, with cash paid in lieu of fractional shares.

          Note 6.  Shareholders' Equity -

               The Company is authorized to issue 15 million shares of preferred stock, $1 par value. In 1988, the Board of Directors authorized the purchase of up to five million shares of the Company's common stock. As of December 31, 1995, the Company had purchased and subsequently retired 1,432,000 shares.

               The Company has compensation plans which allow for issuance of restricted stock, stock options and stock appreciation rights covering an aggregate of 5,200,000 shares of the Company's common stock. Under the plans, options to purchase shares of the Company's common stock may be granted to certain key employees and non-employee directors and may be incentive stock options or non-qualified stock options. If incentive stock options are granted, the exercise price of the options is the fair market value of the shares on the date of the grant. Non-qualified stock options may be granted with an exercise price below the fair market value of the shares on the date of the grant.
          Options are generally nontransferable and are exercisable in installments.

               In 1995, the 1995 Non-Employee Director Stock Option Plan
          was approved by the Company s shareholders.   This plan, which is
          available only to non-employee directors of the Company who first became directors after January 1, 1994, allows for the issuance of stock options covering 200,000 shares of the Company's common stock.

               Stock option activity for the year ended December 31, 1995 was as follows:

                                     Number       Exercise
                                     of Shares    Price per Share
                                     ---------    ---------------

          Outstanding at
           December 31, 1994         3,276,375    $16.375 - $25.125
            Granted                    548,528    $15.330 - $24.750
            Exercised                 (319,125)   $16.375 - $20.250
            Canceled                   (76,625)   $16.375 - $25.125
                                     ---------    -----------------

          Outstanding at
           December 31, 1995         3,429,153    $15.330 - $24.750
                                     =========    =================


          The options granted to date are exercisable in installments beginning one and two years from the date of grant and expiring 10 or 11 years from the date of grant. As of December 31, 1995, options for 1,401,472 common shares were available for future grant and 1,518,891 of the stock options were exercisable.

               In 1995, SFAS No. 123 was issued which requires certain disclosures about stock-based employee compensation arrangements using the fair value based method of accounting. This statement, effective in 1996, allows for companies to either adopt the new method of accounting or to continue using the intrinsic value based method of accounting but make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The Company has not yet determined the method it will use or the impact of SFAS No. 123 on the the consolidated financial statements.

               On January 4, 1995, the Company's Board of Directors adopted a Stockholders Rights Plan (the Plan). In accordance with the Plan, the Board of Directors declared a dividend of one purchase right for each outstanding common share. These rights have no current value and their distribution is not taxable to shareholders. If a person or group, without the prior approval of the Company's Board of Directors, becomes the beneficial owner of 15 percent or more of the Company's outstanding common stock, each right, except any such rights held by the non-approved acquiror (or its affiliates or transferees), will entitle the holder to purchase a number of shares of the Company's common stock that has a then-current market value of twice the exercise price of the right, which is $75 (subject to adjustment). In addition, if, after such an event, the Company is involved in a business combination with, or sells 50 percent or more of its assets or earning power to, the non-approved acquiror (or any other person if the transaction does not treat all shareholders alike), each right, except any such rights held by the non-approved acquiror (or its affiliates or transferees), will entitle the holder to buy a number of shares of the voting stock of the other party to the transaction that has a then-current market value of twice the exercise price. The Plan and the rights will expire January 4, 2005. The rights may be redeemed by the Board of Directors for $0.01 per right at any time prior to the occurrence of the first triggering event described above or prior to the expiration of the rights.

          Note 7.   Income Taxes -

          The components of the net deferred tax asset at December 31, 1995 and 1994, were as follows (in millions):


                                                        1995        1994
                                                        ----        ----

          Pension income                               $(148.9)   $(124.0)
          Postretirement benefits                        115.0       116.1
          Inventory valuations                            17.6        21.7
          Long-term contracts                             13.6        29.0
          Self-insurance reserves                         12.1        14.3
          Vacation benefits                                9.7        10.1
          Other deferred assets                           59.0        66.9
          Other deferred liabilities                     (17.5)      (28.4)
                                                     ---------    --------
                                                         $60.6      $105.7
                                                     =========    ========

          Provision (credit) for income taxes for the years ended December 31, 1995, 1994 and 1993 was as follows (in millions):

                                          1995      1994      1993
                                          ----      ----      ----

          Current - Federal               $40.2    $(41.1)   $(20.1)
                  - State                   5.0       2.9       0.4
                  - Foreign                 4.1       2.0       1.5

                                          -----    ------     -----
                  - Total                  49.3     (36.2)    (18.2)
                                          -----    ------     -----

          Deferred - Federal               28.4      40.3      49.3
                   - State                 10.5       0.6       9.4
                                          -----    ------     -----
                   - Total                 38.9      40.9      58.7
                                          -----    ------     -----

          Provision for income taxes      $88.2    $  4.7     $40.5
                                          =====    ======     =====


          Income (loss) before income taxes, extraordinary loss and cumulative effect of accounting changes included income (loss) from domestic operations of $246.4 million in 1995, $(9.3) million in 1994 and $113.7 million in 1993.

               Differences between the provision for income taxes and income taxes at the statutory federal income tax rate for the years ended December 31, 1995, 1994 and 1993 were as follows (in millions):

                                        1995      1994      1993
                                        ----      ----      ----

          Income tax at statutory
           federal rate                  $87.4     $(1.3)    $39.6
          State and local income
           taxes, net of federal
           income tax effect              10.1       2.3       6.4
          Revisions to prior years'
           estimated income tax
           liabilites                     (9.3)      -         -
          Foreign sales corporation
           exemption                      (1.2)     (1.9)     (2.5)
          Non-deductible settlement
           expenses                        -         4.7       0.5
          Effect of tax rate change        -         -        (4.6)
          Other, net                       1.2       0.9       1.1
                                        ------    ------    ------
          Provision for income taxes    $ 88.2    $  4.7    $ 40.5
                                        ======    ======    ======


          The Omnibus Budget Reconciliation Act of 1993 increased the corporate federal income tax rate to 35 percent in 1993 from 34 percent in 1992. The tax law change resulted in the recognition of additional income by the Company due primarily to revaluing the Company's net deferred tax asset.

          Note 8.  Pension Benefits -

               The Company sponsors defined benefit pension plans covering substantially all of its employees. Benefits are generally based on years of service and/or final average pay. The Company funds the pension plans in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

                    Components of pension expense (income) for the years ended December 31, 1995, 1994 and 1993 included the following (in millions):

                                                 Expense (Income)
                                             ------------------------
                                             1995      1994      1993
                                             ----      ----      ----

          Service cost - benefits
           earned during the year              $21.0     $31.2     $29.6
          Interest cost on benefits
           earned in prior years                74.8      64.2      68.4
          Expected return on plan
           assets                             (129.6)   (111.8)   (106.1)
          Net amortization of
           unrecognized amounts                (50.0)    (59.8)    (58.9)
                                               -----    ------     -----
          Pension income for
           defined benefit plans               (83.8)    (76.2)    (67.0)
          Other                                  3.1      (2.9)      0.8
                                               -----     -----     -----

          Pension income                      $(80.7)   $(79.1)   $(66.2)
                                              ======    ======    ======


          Actual return on plan assets was income of $264.6 million in 1995, loss of $44.8 million in 1994 and income of $174.1 million in 1993. Actuarial assumptions used to develop the components of pension expense (income) for the years ended December 31, 1995, 1994 and 1993 were as follows:

                                                   1995      1994     1993
                                                   ----      ----     ----

          Discount rate                           8.5%      7.0%     8.0%
          Rate of increase in future
           compensation levels                    4.5%      4.5%     4.5%
          Expected long-term rate of
           return on assets                       7.5%      6.0%     6.0%
                                               =====      =====     =====


          Plan assets in excess of projected benefit obligation at December 31, 1995 and 1994 were as follows (in millions):

                                                     1995         1994
                                                     ----         ----

          Plan assets at fair value                  $1,910.8     $1,761.8
                                                     --------     --------

          Actuarial present value of
           benefit obligations:
             Vested benefit obligation                  959.5        750.8
             Non-vested benefit obligation                3.3          5.0
                                                     --------    ---------
            Accumulated benefit obligation              962.8        755.8
            Additional benefits related to future
             compensation levels                         96.6         78.1
                                                     --------    ---------
            Projected benefit obligation              1,059.4        833.9
                                                     --------    ---------
          Plan assets in excess of projected
           benefit obligation                          $851.4       $927.9
                                                     ========    =========

          Plan assets in excess of projected
           benefit obligation:
          Included in balance sheet:
            Prepaid pension cost                       $386.6       $332.7
            Other long-term liabilities                  (0.1)       (12.5)

          Not included in balance sheet:
            Unrecognized net gain due to experience
            different from that assumed and
            changes in the discount rate                299.9        400.5


            Unrecognized net asset at adoption of
            SFAS No. 87, net of amortization            195.6        234.5
            Unrecognized prior service cost             (30.6)       (27.3)
                                                     --------    ---------
          Plan assets in excess of projected
           benefit obligation                          $851.4       $927.9
                                                     ========    =========


          Any reversion of pension plans' assets to the Company would be subject to federal and state income taxes, substantial excise tax and other possible claims.

               At December 31, 1995 and 1994, the plans' assets, which consisted primarily of fixed maturities, included debt obligations of the Company (primarily Teledyne 10% Subordinated Debentures) with a market value of $79.1 million and $76.7 million, respectively.

               A discount rate of 7.5 percent at December 31, 1995 and 8.5 percent at December 31, 1994 and a rate of increase in future compensation levels of 4.5 percent at December 31, 1995 and 1994 were used for the valuation of pension obligations.

          Note 9.  Postretirement Benefits -

               The Company provides postretirement health care and life insurance benefits, which are paid as incurred, to certain employees and their dependents meeting eligibility requirements. Most of the plans are of a defined benefit nature and are subject to deductibles, co-payment provisions and other limitations. Retiree contributions to the premium cost are generally required based on coverage type, plan and medicare eligibility. In many plans, company contributions toward premiums are capped based on the cost as of a certain date thereby creating a defined contribution. The Company generally reserves the right to change or eliminate the plans. Non-represented employees who commenced employment after January 1, 1986 and union represented employees who commence employment after the most recently negotiated labor agreement are not eligible for medical benefits upon retirement.

               Effective January 1, 1993, the Company changed its method of accounting for postretirement health care and life insurance benefits, as required by SFAS No. 106. This statement requires that the expected cost of providing postretirement health care and life insurance benefits be charged to expense during the years that the employees render service. Prior to 1993, the Company expensed the cost of these benefits as they were paid.
          As a result of adopting SFAS No. 106, the Company recorded a charge of $301.7 million or $185.6 million, net of tax, to recognize the accumulated postretirement benefit obligation at the date of adoption. The new accounting method has no effect on the Company's cash outlays for postretirement health care benefits.

               Cash from excess pension assets of $17.5 million in 1995 and $15.0 million in 1994 was transferred pre-tax under Section 420 of the Internal Revenue Code from the Company's defined benefit pension plans to the Company. The Internal Revenue Code permits transfers annually of an amount not to exceed the Company s actual expenditures on retiree health care benefits. While not affecting reported operating profit, cash flow increased by the after-tax effect of the transferred amount.

               Components of postretirement expense for the years ended December 31, 1995, 1994 and 1993 included the following (in millions):

                                                 Expense (Income)
                                             ------------------------
                                             1995      1994      1993
                                             ----      ----      ----

          Service cost - benefits earned
           during the year                      $0.8      $0.9      $1.3
          Interest cost on benefits earned
           in prior years                       23.1      21.3      23.4
          Net amortization of unrecognized
           amounts                              (2.1)     (2.1)      -
          Other                                  -         -        (1.8)
                                               -----     -----     -----
          Postretirement expense             $  21.8   $  20.1   $  22.9
                                             =======   =======   =======


               The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 10.5 percent in 1995, gradually declining to 6.5 percent in the year 2012 and remaining at that level thereafter. A one percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation by $22.2 million and the 1995 postretirement benefit expense by $2.0 million. A discount rate of 8.5 percent in 1995,
          7.0 percent in 1994 and 8.0 percent in 1993 was used in determining the postretirement expense. A discount rate of 7.5 percent at December 31, 1995 and 8.5 percent at December 31, 1994 was used to determine the postretirement benefit obligation.

               Accumulated postretirement benefit obligations at
          December 31, 1995 and 1994 were as follows (in millions):

                                               1995      1994
                                               ----      ----

          Accumulated present value of
           benefit obligations:
            Retirees                            $280.0    $248.7
            Other fully eligible plan
             participants                         17.0      13.2
            Other active plan participants        14.8      11.6
                                               -------   -------
          Accumulated benefit obligation       $ 311.8   $ 273.5
                                               =======   =======

          Accumulated benefit obligation:
          Included in balance sheet:
            Current portion included in
             accrued liabilities                $ 22.0    $ 22.5
            Accrued postretirement benefits      276.3     275.9

          Not included in balance sheet:
            Unrecognized net loss (gain)
             due to experience different
             from that assumed and changes
             in the discount rate                 13.5     (24.9)
                                               -------   -------
          Accumulated benefit obligation       $ 311.8   $ 273.5
                                               =======   =======

          Note 10.  Acquisitions -

               In January 1995, the Company acquired the material handling business of Kooi B.V., a Netherlands company that is Europe s largest supplier of truck-mountable, self-propelled material handlers. In December 1995, the Company acquired two businesses complementing existing operations: Stellram Group, based in Europe, manufacturers of high precision milling, boring and drilling systems primarily for the European market; and Envases Comerciales, S.A., a Costa Rican manufacturer of specialty packaging for pharmaceutical and food companies throughout Central America and Mexico. These three businesses were purchased for $59.5 million, consisting of $43.2 million in cash and the assumption of $16.3 million in debt. In connection with these purchases, the Company acquired operating assets with a fair value of $87.9 million and assumed operating liabilities of $28.4 million.

          Note 11.  Business Segments -

               Teledyne, Inc. is a technology-based manufacturing corporation serving worldwide customers with commercial and government-related aviation and electronics products; specialty metals for consumer, industrial and aerospace applications; and industrial and consumer products.

               The Company's major business segments include aviation and electronics, specialty metals, industrial and consumer.
          Companies in the aviation and electronics segment produce piston and turbine engines for aircraft and land based vehicle applications, airframe structures, unmanned aerial vehicles, target drone systems, and equipment and subsystems for spacecraft and avionics. Other activities in this segment include the manufacture of electronic equipment, aircraft-monitoring and control systems for military and commercial applications, relays and other related products and systems. Products in the specialty metals segment include zirconium, titanium, high temperature nickel-based alloys, specialty and tool steels, tungsten and molybdenum. Other operations in this segment consist of processing, casting, rolling and forging metals. The industrial segment is comprised of companies that are involved in the design and/or manufacture of military vehicles, diesel engines, material handling equipment, machine tools, dies and molds, nitrogen cylinders, specialty valves, pumps and boosters. The consumer segment manufactures oral hygiene, shower and water purification systems, swimming pool and spa heaters, residential and commercial heating systems, and specialty packaging for consumer products.

               Information on the Company's business segments for the years ended December 31, 1995, 1994 and 1993 was as follows (in millions):

                                               1995       1994     1993
                                               ----       ----     ----

          Sales:

          Aviation and electronics:
            Continuing                         $1,015.4    $882.0   $951.9
            Discontinued                            -       148.5    180.6
                                              ---------  -------- --------
                                                1,015.4   1,030.5  1,132.5
                                              ---------  -------- --------

          Specialty metals:
            Continuing                            867.6     709.7    650.8


            Discontinued                            1.5       1.7      8.0
                                              ---------  -------- --------
                                                  869.1     711.4    658.8
                                              ---------  -------- --------
          Industrial:
            Continuing                            346.8     318.1    333.5
            Discontinued                            9.9      23.6     53.8
                                              ---------  -------- --------
                                                  356.7     341.7    387.3
                                              ---------  -------- --------
          Consumer:
            Continuing                            326.6     307.6    313.1
            Discontinued                            -         -        -
                                              ---------  -------- --------
                                                  326.6     307.6    313.1
                                              ---------  -------- --------
          Total:
            Continuing                          2,556.4   2,217.4  2,249.3
            Discontinued                           11.4     173.8    242.4
                                              ---------  -------- --------
                                               $2,567.8  $2,391.2 $2,491.7
                                              =========  ======== ========


          The Company's backlog of confirmed orders was approximately $1.0 billion at December 31, 1995 and $1.4 billion at December 31, 1994. Backlog of the aviation and electronics segment was $456.6 million at December 31, 1995 and $850.7 million at December 31, 1994.

                                               1995       1994     1993
                                               ----       ----     ----

          Sales to the U.S. government
            including direct sales as
            prime contractor and indirect
            sales as subcontractor or
            supplier:

          Aviation and electronics               $582.2    $595.6   $729.4
          Specialty metals                         38.7      41.8     59.2
          Industrial                               93.5      99.4    134.7
          Consumer                                 38.8      38.4     37.7
                                                 ------    ------   ------
                                                 $753.2    $775.2   $961.0
                                                 ======    ======   ======

          Sales to the U.S. government include sales to the department of defense of $613.4 million in 1995, $599.5 million in 1994 and $791.3 million in 1993.

               Total foreign sales were $548.6 million in 1995, $519.4 million in 1994 and $505.5 million in 1993. Of these amounts, sales by operations in the United States to customers in other countries were $439.5 million in 1995, $381.3 million in 1994 and $371.3 million in 1993. Sales between business segments, which were not material, generally were priced at prevailing market prices.

                                               1995       1994     1993
                                               ----       ----     ----

          Income (Loss) before Taxes,
            Extraordinary Loss and
            Cumulative Effect of Accounting
            Change:

          Aviation and electronics:
            Continuing                           $102.7     $(4.2)   $41.3
            Discontinued                            -       (35.8)   (13.6)
            Pension income                         18.1      12.8     13.8
                                                -------   -------  -------
                                                  120.8     (27.2)    41.5
                                                -------   -------  -------
          Specialty metals:
            Continuing                             85.3      27.1     29.9
            Discontinued                            -         1.4      4.0
            Pension income                          8.3       8.7      9.9
                                                -------   -------  -------
                                                   93.6      37.2     43.8
                                                -------   -------  -------
          Industrial:
            Continuing                             18.7      13.0     13.2
            Discontinued                            0.6      (1.3)     1.3
            Pension income                         25.9      25.8     38.8
                                                -------   -------  -------
                                                   45.2      37.5     53.3
                                                -------   -------  -------
          Consumer:
            Continuing                             18.7      21.5     19.6
            Discontinued                            -        (2.8)     2.0
            Pension income                          0.2      (0.1)     0.5
                                                -------   -------  -------
                                                   18.9      18.6     22.1
                                                -------   -------  -------

          Total:
            Continuing                            225.4      57.4    104.0
            Discontinued                            0.6     (38.5)    (6.3)
                                                -------   -------  -------
                                                  226.0      18.9     97.7
                                                -------   -------  -------
          Corporate expense:
            Salaries and benefits                 (23.0)    (18.7)   (17.8)
            Closed businesses  expenses           (11.9)     (8.4)    (6.6)
            Other                                 (47.2)    (41.3)   (35.6)
          Interest expense                        (42.3)    (43.5)   (45.1)
          Pension income                           80.7      79.1     66.2
          Other income                             67.9      10.2     54.5
                                                -------   -------  -------
                                                 $250.2     $(3.7)  $113.3
                                                =======   =======  =======


          In 1993, Teledyne undertook a major realignment which consolidated its operating companies. The realignment built on the 1992-1993 restructure which focused the Company on those businesses in which it has significant leadership roles. The restructure consisted of the sale, closure or transfer of certain operations. Discontinued results include the estimated realignment and restructure cost, before pension income, and results of operations divested. As a result of the January 1995 sale of substantially all of the Company's defense electronic systems business and related assets at a gain of $50.7 million (included in other income), sales and operating results for the business have been reclassified and are presented in discontinued results of the aviation and electronics segment.

               Operating results of continuing operations for the aviation and electronics segment included income of $8.4 million in 1995 and $7.0 million in 1994 and charges of $15.1 million in 1993 related to adjustment of loss reserves on fixed-price development and initial production contracts. Discontinued results included provision for losses on fixed-price development and initial production contracts of approximately $11.5 million in 1994 and $4.4 million in 1993.

               Operating results of continuing operations for the aviation and electronics segment were adversely impacted by charges of $88.8 million in 1994 and $3.6 million in 1993 to resolve certain U.S. government contracting matters. Discontinued results for the aviation and electronics segment included charges of $35.0 million in 1994 and $13.0 million in 1993 to resolve certain U.S. government contracting matters. Operating results of continuing operations for the specialty metals segment included a charge of $13.0 million in 1994 to resolve a U.S. government export investigation matter.

               In 1995, the New Piper Aircraft Company emerged from bankruptcy with Teledyne having exchanged its major creditor position for 24.2 percent ownership and an option to purchase an additional 24.2 percent. As a result, Teledyne recognized a gain for the year 1995 of $5.9 million, included in other income. In 1993, the Company sold its investment in Litton common stock resulting in a $40.4 million gain, included in other income.

               Teledyne's non-cash pension income recorded the amount by which the amortization into income of pension surplus and estimated return on plan assets exceeded the current year s cost of providing benefits.

                                               1995       1994     1993
                                               ----       ----     ----

          Depreciation and Amortization:

          Aviation and electronics           $15.6     $19.1     $22.0
          Specialty metals                    32.0      28.3      27.9
          Industrial                           7.8       8.1       9.0
          Consumer                             7.8       7.7       6.9
          Corporate                            7.2       7.0       6.9
                                           -------   -------    ------
                                             $70.4     $70.2     $72.7
                                           =======   =======    ======
          Capital Expenditures:

          Aviation and electronics           $12.8     $15.8     $22.8
          Specialty metals                    31.6      26.6      35.0
          Industrial                           9.2       6.2       5.2
          Consumer                             6.4      11.1       9.9
          Corporate                            2.9       4.8       8.3
                                           -------   -------   -------
                                             $62.9     $64.5     $81.2
                                           =======   =======   =======
          Identifiable Assets:

          Aviation and electronics          $257.7    $299.7    $284.6
          Specialty metals                   420.7     315.6     288.0
          Industrial                         158.9     114.1     113.1
          Consumer                           135.3     117.1     105.4
          Corporate                          633.6     631.2     686.7
                                          --------  --------  --------
                                          $1,606.2  $1,477.7  $1,477.8
                                          ========  ========  ========

          Note 12.  Commitments and Contingencies -

          Rental expense under operating leases was $22.9 million in 1995, $26.8 million in 1994, and $27.0 million in 1993. Future minimum rental commitments under operating leases with non-cancelable terms of more than one year as of December 31, 1995, are as follows: $15.8 million in 1996, $11.2 million in 1997, $9.9 million in 1998, $8.7 million in 1999, $6.8 million in 2000 and $37.7 million thereafter.

               The Company has made voluntary disclosures to the U.S. government of government contracting irregularities discovered in certain of its current or former business units. The Company has cooperated with the government in the investigation of these matters, and management does not believe that the outcome of these matters is likely to have a material adverse effect on the financial condition of the Company.

               The Company learns from time to time that it has been named as a defendant in civil actions filed under seal pursuant to the False Claims Act. Generally, as these cases are under seal, the Company does not possess sufficient information to determine whether the Company will sustain a material loss in such matters, or to reasonably estimate the amount of any loss attributable to such case or cases. Consequently, the Company has not been able to identify the existence of a material loss contingency arising therefrom.

               For further information concerning government contract matters, and for a discussion of environmental matters, see Management's Discussion and Analysis of Financial Condition and Results of Operations.

                           TELEDYNE, INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEET
                   (In millions except share and per share amounts)

                                                             June 30, 1996
                                                             -------------
                                                               (Unaudited)

          ASSETS
          ------
          Current Assets:
          Cash and marketable securities                     $     101.9
          Receivables                                              413.3
          Inventories                                              221.5
          Deferred income taxes                                     74.6
          Prepaid expenses                                          13.3
                                                             -----------
               Total current assets                                824.6
          Property and Equipment                                   292.0
          Prepaid Pension Cost                                     420.8
          Other Assets                                             130.9
                                                             -----------
                                                             $   1,668.3
                                                             ===========
          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
          Current Liabilities:
          Accounts payable                                         128.8
          Accrued liabilities                                      268.7
               Total current liabilities                           397.5
          Long-Term Debt                                           375.3
          Accrued Postretirement Benefits                          268.7
          Deferred Income Taxes                                     31.6
          Other Long-Term Liabilities                              101.3
                                                             -----------
                                                                 1,174.4
                                                             -----------
          Redeemable Preferred Stock, $1.00 par value,
               5,000,000 shares authorized,
               2,763,722 shares at June 30, 1996 and
               2,209,122 shares at December 31, 1995
               issued and outstanding                               41.5
                                                             -----------
          Shareholders' Equity:
          Preferred stock, $1.00 par value,
               15,000,000 shares authorized                        -




          Common stock, $1.00 par value,
               100,000,000 shares authorized,
               56,054,682 shares at June 30, 1996
               and 55,781,423 shares at December
               31, 1995 issued and outstanding                      56.1
          Additional paid-in capital                                46.1
          Retained earnings                                        345.0
          Other                                                      5.2
                                                             -----------
               Total shareholders' equity                          452.4
                                                             -----------
                                                             $   1,668.3
                                                             ===========

          The accompanying notes are an integral part of these statements.

                           TELEDYNE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In millions except per share amounts)
                                     (Unaudited)

                                                     Six Months Ended
                                                          June 30,
                                                  ------------------------
                                                     1996           1995
                                                  ----------     ---------

          Sales                                   $ 1,331.5      $ 1,332.2

          Costs and Expenses*:
          Cost of sales                               966.6          996.3
          Selling and administrative expenses         230.4          216.8
          Interest expense                             21.1           21.0
                                                   --------       --------
                                                    1,218.1        1,234.1
                                                   --------       --------
          Earnings Before Other Income                113.4           98.1
          Other Income                                 52.0           56.9
                                                   --------       --------
          Income before Income Taxes                  165.4          155.0

          Provision for Income Taxes                   63.0           58.1
                                                   --------       --------

          Net Income                                  102.4           96.9


          Preferred Stock Dividends                    (2.0)          (0.4)
                                                   --------       --------

          Net Income Applicable to Common
               Shareholders                        $  100.4       $   96.5
                                                   ========       ========

          Net Income Per Common Share              $    1.79      $    1.74
                                                   =========      =========

          Dividends Per Share                      $    0.685     $    0.50
                                                   ==========     =========

          * Includes a credit of pension income of $19.5 million and $39.3 million for the second quarter and first half of 1996 and $21.1 million and $42.2 million for the same periods in 1995.

          The accompanying notes are an integral part of these statements.

                           TELEDYNE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (In millions)

                                     (Unaudited)

                                                     Six Months Ended
                                                          June 30,
                                                  ------------------------
                                                     1996         1995
                                                  ----------     ---------

          Operating Activities:
               Net income                       $   102.4      $    96.9
               Adjustments to reconcile net
                income to net cash provided
                by (used in) operating
                activities:
                    Gain on sale of businesses      (43.7)         (49.8)
                    Increase in prepaid pension
                     cost                           (40.8)         (34.5)
                    Depreciation and amortization
                     of property and equipment       36.3           36.4
                    Decrease in deferred income
                     taxes                           24.4           43.5
                    Increase in receivables         (12.0)          (4.7)
                    Decrease in accrued income
                     taxes                          (10.0)           -
                    Decrease in accounts payable
                     and accrued liabilities         (9.2)         (18.6)
                    Increase in inventories          (7.0)         (22.9)
                    Other, net                        3.2           (9.5)
                                                  -------        -------
               Net cash provided by operating
                activities                           43.6           36.8
                                                  -------        -------
          Investing Activities:
               Proceeds from the sale of
                businesses                           79.6           63.2
               Net decrease (increase) in
                short-term investments              (48.1)           2.0
               Purchases of property and
                equipment                           (23.1)         (31.2)
               Purchases of businesses              (13.5)         (11.7)
               Other, net                             2.9           (3.3)
                                                  -------        -------
               Net cash provided by (used in)
                investing activities                 (2.2)          19.0
                                                  -------        -------

          Financing Activities:
               Cash dividends                       (33.1)         (11.3)
               Exercise of stock options              4.9            4.0
               Increase (decrease) in checks
                outstanding                           3.5          (58.3)
               Reduction of long-term debt           (2.8)          (5.3)
               Increase in long-term debt             1.4           16.7
                                                  -------        -------
               Net cash used in financing
                activities                          (26.1)         (54.2)
                                                  -------        -------

               Increase in cash                   $  15.3        $   1.6
                                                  =======        =======

          Non cash transactions:
               Preferred stock dividend on
                common stock                      $   8.3        $  16.5
                                                  =======        =======


          The accompanying notes are an integral part of these statements.

                           TELEDYNE, INC. AND SUBSIDIARIES

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          Note 1.   Consolidated Financial Statements -

               The interim consolidated financial statements of Teledyne, Inc. and subsidiaries have not been examined by independent public accountants; however, in the opinion of the Company, all adjustments (which include only recurring normal adjustments) required for a fair presentation of the financial position as of June 30, 1996, and the results of operations and cash flows for the six months ended June 30, 1996 and 1995, have been made. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's December 31, 1995 annual report to shareholders. The results of operations for these interim periods are not necessarily indicative of the operating results for a full year. Certain amounts for prior periods have been reclassified to conform with the 1996 presentation.

          Note 2.   Inventories -

               Inventories were as follows (in millions):

                                               June 30,     December 31,
                                                 1996           1995
                                             ----------     ------------

          Raw materials                      $     45.3     $     43.6
          Work-in-process                         131.7          168.8
          Finished goods                           70.8           61.3
                                             ----------     ----------
                                                  247.8          273.7
          Progress payments                       (26.3)         (44.3)
                                             ----------     ----------
                                             $    221.5     $    229.4
                                             ==========     ==========

          Note 3.   Supplemental Balance Sheet Information -

                    Cash and marketable securities were as follows (in millions):

                                               June 30,     December 31,
                                                 1996           1995
                                             ----------     ------------

          Cash                               $     37.4     $     22.1
          Repurchase agreements, at
           market, which approximates
           cost                                    64.5           13.0
          Other short-term investments,
           at market, which approximates
           cost                                     -              6.6
                                             ----------     ----------
                                             $    101.9     $     41.7
                                             ==========     ==========

          Property and equipment is presented net of accumulated depreciation and amortization of $571.3 million at June 30, 1996 and $562.7 million at December 31, 1995.

              Accounts payable included $13.1 million at June 30, 1996 and $9.6 million at December 31, 1995 for checks outstanding in excess of cash balances.

          Note 4.      Dispositions -

              In March 1996, the Company sold Teledyne Vehicle Systems, a defense supplier of combat vehicles, mobility systems, tactical wheeled vehicles and vehicle modernization, at a pretax gain of $41.0 million, included in other income. In January 1995, the Company sold substantially all of its defense electronic systems business and related assets at a pretax gain of $50.7 million, included in other income.

          Note 5.      Combination with Allegheny Ludlum -

              On April 1, 1996, the Company entered into a definitive agreement to combine with Allegheny Ludlum, a leading producer of a wide range of specialty materials including stainless steels, tool steels, high technology alloys and grain-oriented silicon steel. Under the agreement, each Company will become a wholly owned subsidiary of the new company, Allegheny Teledyne Incorporated. Teledyne shareholders will receive 1.925 shares of common stock in Allegheny Teledyne for each of their Teledyne common shares. Allegheny Ludlum shareholders will receive one share in the new company for each of their shares in Allegheny Ludlum. The transaction is expected to be tax-free to shareholders and accounted for as a pooling of interests. Both companies will hold special shareholder meetings on August 15, 1996 to vote on the proposed combination.

          Note 6.  Redemption of Preferred Stock -

              On June 28, 1996, the Board of Directors approved the redemption of all of the outstanding shares of the Company s Series E Cumulative Preferred Stock. The redemption price of $15.00 per share, together with an additional $0.60 per share, representing an amount equal to the dividend payment that would otherwise be due September 1, 1996, will be payable on August 14, 1996.

          Note 7.      Business Segments -

              Information on the Company's business segments for the three and six months ended June 30, 1996 and 1995 was as follows (in millions):

                                     Three Months         Six Months
                                        Ended                Ended
                                       June 30,             June 30,
                                   ----------------    ---------------
                                   1996      1995      1996       1995
                                   ------    ------    ------    ------

          Sales:

          Specialty metals:        $ 269.7   $ 226.1   $ 515.9   $ 450.1
                                   -------   -------   -------   -------
          Aviation and electronics:
               Continuing            239.3     317.8     487.4     542.5
               Discontinued            6.8       8.4      14.4      18.8
                                   -------   -------   -------   -------
                                     246.1     326.2     501.8     561.3
                                   -------   -------   -------   -------
          Consumer:                   90.5      80.0     172.8     155.0
                                   -------   -------   -------   -------
          Industrial:
               Continuing             55.2      52.6     111.3      99.0
               Discontinued            1.3      21.8      29.7      66.8
                                   -------   -------   -------   -------
                                      56.5      74.4     141.0     165.8
                                   -------   -------   -------   -------


          Total:
               Continuing            654.7     676.5   1,287.4   1,246.6
               Discontinued            8.1      30.2      44.1      85.6
                                   -------   -------   -------   -------
                                    $662.8    $706.7  $1,331.5  $1,332.2
                                   =======   =======   =======   =======

          Income before Income Taxes:


          Specialty metals:
               Continuing          $  35.9   $  23.5   $  66.2   $  48.3
               Pension income          0.7       2.6       2.7       5.2
                                   -------   -------   -------   -------
                                      36.6      26.1      68.9      53.5
                                   -------   -------   -------   -------

          Aviation and electronics:
               Continuing             21.9      29.2      47.3      57.7
               Discontinued           (0.6)     (1.6)     (1.2)     (2.4)
               Pension income          3.9       4.5       8.3       9.0
                                   -------   -------   -------   -------
                                      25.2      32.1      54.4      64.3
                                   -------   -------   -------   -------

          Consumer:
               Continuing              7.3       3.9      12.3       6.6
               Pension income         (0.2)      0.1      (0.2)      0.1
                                   -------   -------   -------   -------
                                       7.1       4.0      12.1       6.7
                                   -------   -------   -------   -------

          Industrial:
               Continuing              5.9       5.5      11.0      10.9
               Discontinued           (0.3)     (0.9)      0.1      (0.8)
               Pension income          0.4       5.9       6.7      11.9
                                   -------   -------   -------   -------
                                       6.0      10.5      17.8      22.0
                                   -------   -------   -------   -------
          Total:
               Continuing             71.0      62.1     136.8     123.5
               Discontinued           (0.9)     (2.5)     (1.1)     (3.2)
                                   -------   -------   -------   -------
                                      70.1      59.6     135.7     120.3
                                   -------   -------   -------   -------
          Corporate expense:
               Salaries and
                benefits              (5.9)     (6.0)    (10.4)    (11.8)
               Closed businesses'
                 expenses             (4.5)     (3.4)     (7.3)     (4.5)
               Other                 (12.0)    (11.5)    (22.8)    (27.1)
          Interest expense           (10.3)    (10.4)    (21.1)    (21.0)


          Pension income              19.5      21.1      39.3      42.2
          Other income                 7.6       2.7      52.0      56.9
                                   -------   -------   -------   -------
                                   $  64.5   $  52.1   $ 165.4   $ 155.0
                                   =======   =======   =======   =======


          Sales and operating results for the Company's aviation and electronics wire and cable business, which was sold in May 1996, have been reclassified and presented in discontinued results.

               Teledyne's pension income reflects the amount by which the amortization into income of pension surplus and estimated return on plan assets exceeded the current year's cost of providing benefits.

          Note 8.   Net Income Per Share -

               The weighted average number of shares of common stock used in the computation of net income per share for the three and six months ended June 30, 1996 was 56,016,608 and 55,938,099, respectively, and 55,627,166 and 55,563,892, respectively, for the same periods in 1995.

          Note 9.   Commitments and Contingencies -

               The Company is defending an action brought under the False Claims Act in the U.S. District Court for the Western District of Missouri. The case was first filed in 1991 and concerns the Company's former Teledyne Neosho unit, divested in 1992. The U.S. government has elected to intervene and, on or about May 7, 1996, filed an amended complaint alleging misappropriation of government-owned aircraft parts and falsification of inventory control documents. Two former Teledyne Neosho employees have pleaded guilty to related criminal charges. The outcome of this matter could have a material adverse effect on the Company's results of operations in the period in which the matter is resolved, but management does not believe the outcome is likely to have a material adverse effect on the Company's financial condition or liquidity.

               On January 13, 1993, the Company's Teledyne Thermatics unit sought admission into the Department of Defense Voluntary Disclosure Program with respect to testing practices at variance from military specifications, and was accepted into the program on April 2, 1993. On May 26, 1994, the Company reached preliminary agreement with the U.S. government to settle the matter for $3.8 million, subject to conclusion of the government's investigation at Teledyne Thermatics. In connection therewith, the Company established a reserve in the amount of $3.8 million. On March 28, 1996, the Company learned that the government had concluded its investigation. By letter dated
          May 7, 1996, the government advised the Company that it may seek substantially more in settlement. While liability in this matter is probable, and resolution could have a material adverse effect on the Company's results of operations in the period in which the matter is resolved, management does not believe that the outcome is likely to have a material adverse effect on the Company's financial condition or liquidity.

               The Company has also made voluntary disclosures to the U.S. government of government contracting irregularities discovered in certain other of its current or former business units, and has cooperated with the government in the investigation of these matters. Management does not believe that the outcome of any of these matters is likely to have a material adverse effect on the Company's financial condition or liquidity, although the resolution in any reporting period of one or more of these matters could have a material adverse effect on the Company's results of operations for that period.

               The Company learns from time to time that it has been named as a defendant in civil actions filed under seal pursuant to the False Claims Act. Generally, as these cases are under seal, the Company does not possess sufficient information to determine whether the Company will sustain a material loss in such matters, or to reasonably estimate the amount of any loss attributable to such case or cases. Consequently, the Company has not been able to identify the existence of a material loss contingency arising therefrom.

               The Company is subject to federal, state and local environmental laws and regulations which require that it investigate and remediate the effects of the release or disposal of materials at sites associated with past and present operations, including sites at which the Company has been identified as a potentially responsible party under the federal Superfund laws and comparable state laws. The Company is currently involved in the investigation and remediation of a number of sites under these laws.

               As discussed in Note 1 to the Company's consolidated financial statements in the December 31, 1995, annual report to shareholders, the Company accrues for losses associated with environmental remediation obligations when the Company's liability is probable and the costs are reasonably estimable. In many cases, however, investigations are not yet at a stage where the Company has been able to determine whether it is liable or, if liability is probable, to reasonably estimate the loss or range of loss, or certain components thereof. Estimates of the Company's liability are further subject to uncertainties regarding the nature and extent of site contamination, the range of remediation alternatives available, evolving remediation standards, imprecise engineering evaluations and estimates of appropriate cleanup technology, methodology and cost, the extent of corrective actions that may be required, and the number and financial condition of other potentially responsible parties, as well as the extent of their responsibility for the remediation. Accordingly, as investigation and remediation of these sites proceeds, it is likely that adjustments in the Company's accruals will be necessary to reflect new information. The amounts of any such adjustments could have a material adverse effect on the Company's results of operations in a given period, but are not reasonably estimable. Based on currently available information, however, management does not believe future environmental costs at sites with which the Company has been identified in excess of those accrued are likely to have a material adverse effect on the Company's financial condition or liquidity.

               At June 30, 1996, the Company's reserves for environmental remediation obligations totaled approximately $44 million, of which approximately $14 million was included in other current liabilities. The reserve includes estimated probable future costs of $16 million for federal Superfund and comparable state-managed sites; $8 million for formerly owned or operated sites for which the Company has remediation or indemnification obligations; $12 million for owned or controlled sites at which Company operations have been discontinued; and $8 million for sites utilized by the Company in its ongoing operations. The Company has resolved claims against its insurance carriers for recovery of environmental costs, and does not expect to recover a material amount of future costs for environmental liabilities from its carriers or from third parties other than participating potentially responsible parties.

               The timing of expenditures depends on a number of factors that vary by site, including the nature and extent of contamination, the number of potentially responsible parties, the timing of regulatory approvals, the complexity of the investigation and remediation, and the standards for remediation. The Company expects that it will expend present accruals over many years, and will complete remediation of all sites with which it has been identified in up to thirty years.

               A number of lawsuits, claims and proceedings have been or may be asserted against the Company relating to the conduct of its business, including those pertaining to product liability, patent infringement, commercial, employment, employee benefits, shareholder, tax and government contract matters. While the outcome of litigation cannot be predicted with certainty, and some of these lawsuits, claims or proceedings may be determined adversely to the Company, management does not believe that the disposition of any such pending matters is likely to have a material adverse effect on the Company's financial condition or liquidity, although the resolution in any reporting period of one or more of these matters could have a material adverse effect on the Company's results of operations for that period.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

               The unaudited pro forma consolidated financial information gives effect to the Combination on the basis that it will be accounted for as a pooling of interests. The consolidated financial information on the following pages presents the historical unaudited consolidated balance sheets of each of Allegheny Ludlum and Teledyne at June 30, 1996 and the pro forma unaudited consolidated balance sheet of the Company as of June 30, 1996, giving effect to the Combination as if it had occurred on that date, and the historical consolidated statements of income of each of Allegheny Ludlum and Teledyne for the six months ended June 30, 1996 and 1995 and for each of the three years in the period ended December 31, 1995, and the pro forma unaudited consolidated statements of income for the six months ended June 30, 1996 and 1995 and for each of the three years in the period ended December 31, 1995, giving effect to the Combination as if it had been effected at the beginning of the period presented. Certain reclassifications have been made to the historical financial information to conform to current presentation. Intercompany transactions between Allegheny Ludlum and Teledyne are immaterial and, accordingly, have not been eliminated.

               The unaudited pro forma consolidated balance sheet gives effect to anticipated expenses and nonrecurring charges related to the Combination and assumes each of the outstanding shares of Allegheny Ludlum Common Stock is converted into one share of Company Common Stock and each of the outstanding shares of Teledyne Common Stock is converted into 1.925 shares of Company Common Stock. However, pro forma financial information excludes the estimated effect of revenue enhancements and expense savings associated with the consolidation of the operations of Allegheny Ludlum and Teledyne.

               The unaudited pro form consolidated financial statements are intended for informational purposes and may not be indicative of the combined financial position or results of operations that actually would have occurred had the transaction been consummated during the periods or as of the dates indicated, or which will be attained in the future.

                           ALLEGHENY TELEDYNE INCORPORATED
                   Unaudited Pro Forma Consolidated Balance Sheet
                                    June 30, 1996
                              (in millions of dollars)


                                 Allegheny             Pro Forma    Pro
                                  Ludlum    Teledyne   Adjustments  Forma(1)
                                 ---------- --------   ------------ --------

     Assets
     -------
     Current assets:
          Cash and marketable
           securities              $92.6     $101.9    $ (43.5)(2)   $151.0
          Trade receivables        145.5      413.3       --          558.8
          Inventories              225.2      221.5       --          446.7
          Deferred income taxes     --         74.6       (7.6)(3)     67.0
          Prepaid expenses and
           other current assets     12.4       13.3       --           25.7
                                 -------    -------    -------      -------
            Total current assets   475.7      824.6      (51.1)     1,249.2

     Properties, plants and
      equipment                    442.1      292.0       --          734.1
     Cost in excess of net
      assets acquired              128.4       45.5       --          173.9
     Prepaid pension cost           --        420.8      (74.8)(4)    346.0
     Other assets, including
      assets held for sale          44.2       85.4       (9.8)(4)    119.8
     Deferred income taxes          46.4       --        (41.1)(3)(4)   5.3
                                 -------    -------    -------      -------
            Total assets        $1,136.8   $1,668.3    $(176.8)    $2,628.3
                                 =======    ========   =======      =======

     Liabilities and
      shareholders' equity
     --------------------
     Current liabilities:
          Current portion of long-
           term debt                $2.0      $10.0    $  --          $12.0
          Accounts payable          70.8      128.8        (.1)(2)    199.5
          Income taxes payable      10.1        2.2       (7.6)(3)      4.7
          Other accrued expenses    86.5      256.5       19.4 (2)(5) 362.4
                                 -------    -------    -------      -------
            Total current
             liabilities           169.4      397.5       11.7        578.6
     Long-term debt                179.8      375.3       --          555.1


     Pensions                      108.8       --       (108.8)(4)     --
     Postretirement benefit
      liability                    272.8      268.7       --          541.5
     Deferred income taxes          --         31.6      (31.6)(3)     --
     Other                          29.3      101.3       --          130.6
                                 -------    -------    -------      -------
            Total liabilities      760.1    1,174.4     (128.7)     1,805.8
     Redeemable preferred
      stock                         --         41.5      (41.5)(2)     --
     Shareholders' equity
          Common stock               7.3       56.1      (46.0)(6)     17.4
          Additional capital       271.3       46.1      (77.8)(6)    239.6
          Retained earnings        236.6      345.0      (21.3)(5)    560.3
          Other                     --          5.2       --            5.2
          Equity adjustment-
           pension minimum
           liability               (14.7)      --         14.7(4)      --
          Common stock in
           treasury               (123.8)      --        123.8(6)      --
                                 -------    -------    -------      -------
            Total shareholders'
             equity                376.7      452.4       (6.6)       822.5
                                 -------    -------    -------      -------
            Total liabilities
             and shareholders'
             equity             $1,136.8    $1,668.3   $(176.8)     $2,628.3
                                ========    ========   =======      ========


     See accompanying notes to pro forma consolidated financial information.

                           ALLEGHENY TELEDYNE INCORPORATED
                 Unaudited Pro Forma Consolidated Statement of Income
                            Six Months Ended June 30, 1996
                    (in millions, except per share and share data)

                                        Allegheny
                                         Ludlum     Teledyne     Pro Forma (7)
                                        ----------  ---------    -------------

     Sales                               $691.7     $1,331.5       $2,023.2
     Costs and expenses:
          Cost of sales                   573.9        930.3        1,504.2
          Commercial and
           administrative                  27.2        230.4          257.6
          Depreciation and
           amortization                    22.8         36.3           59.1
          Interest expense-net              3.1         19.4           22.5
                                         ------     --------       --------
                                          627.0      1,216.4        1,843.4
     Operating earnings-assets
      held for sale                         1.9         --              1.9
     Other income-net                       1.7         50.3           52.0
                                         ------     --------       --------
     Income before income taxes            68.3        165.4          233.7
     Income taxes                          28.7         63.0           91.7
                                         ------     --------       --------
     Net income                          $ 39.6     $  102.4       $  142.0
                                         ======     ========       ========
     Net income per common share         $  .60     $   1.79       $    .82
                                         =======    ========       ========
     Average common shares
      outstanding                    66,300,786    55,938,099   173,981,627


     See accompanying notes to pro forma consolidated financial information.

                           ALLEGHENY TELEDYNE INCORPORATED
                 Unaudited Pro Forma Consolidated Statement of Income
                            Six Months ended June 30, 1995
                    (in millions, except per share and share data)

                                        Allegheny
                                         Ludlum     Teledyne     Pro Forma (7)
                                        ----------  ---------    -------------

     Sales                               $785.8     $1,332.2       $2,118.0

     Costs and expenses:
          Cost of sales                   638.3        959.9        1,598.2
          Commercial and
           administrative                  28.4        216.8          245.2
          Depreciation and
           amortization                    19.5         36.4           55.9
          Interest expense-net               .9         20.1           21.0
                                         ------     --------       --------
                                          687.1      1,233.2        1,920.3

     Operating earnings-assets
      held for sale                         7.3         --              7.3
     Other income-net                       1.2         56.0           57.2
                                         ------     --------       --------
     Income before income taxes           107.2        155.0          262.2
     Income taxes                          43.9         58.1          102.0
                                         ------     --------       --------
     Net income                          $ 63.3     $   96.9       $  160.2
                                         ======     ========       ========
     Net income per common share         $  .90     $   1.74       $    .90
                                         ======     ========       ========
     Average common shares
      outstanding                    70,262,501   55,563,892    177,222,993


     See accompanying notes to pro forma consolidated financial information.

                           ALLEGHENY TELEDYNE INCORPORATED
                 Unaudited Pro Forma Consolidated Statement of Income
                             Year ended December 31, 1995
                    (in millions, except per share and share data)


                                        Allegheny
                                         Ludlum     Teledyne     Pro Forma (7)
                                        ----------  ---------    -------------

     Sales                             $1,494.3     $2,567.8       $4,062.1
     Costs and expenses:
          Cost of sales                 1,219.6      1,842.4        3,062.0
          Commercial and administrative    55.3        430.1          485.4
          Depreciation and amortization    40.5         70.4          110.9
          Interest expense-net              1.5         39.3           40.8
                                        --------    --------       --------
                                        1,316.9      2,382.2        3,699.1
     Operating earnings-assets held
      for sale                             11.5         --             11.5
     Other income-net                       1.8         64.6           66.4
                                       --------     --------       --------
     Income before income taxes
      and extraordinary item              190.7        250.2          440.9
     Income taxes                          75.9         88.2          164.1
                                       --------     --------       --------
     Income before extraordinary
      item                             $  114.8     $  162.0       $  276.8
                                       ========     ========       ========
     Income per common share before
      extraordinary item               $   1.66     $   2.88       $   1.57
                                       ========     ========       ========
     Average common shares
      outstanding                    69,246,949   55,656,827    176,386,341


     See accompanying notes to pro forma consolidated financial information

                           ALLEGHENY TELEDYNE INCORPORATED
                 Unaudited Pro Forma Consolidated Statement of Income
                             Year ended December 31, 1994
                    (in millions, except per share and share data)


                                        Allegheny
                                         Ludlum     Teledyne     Pro Forma (7)
                                        ----------  ---------    -------------


     Sales                             $1,076.9     $2,391.2       $3,468.1
     Costs and expenses:
          Cost of sales                   951.6      1,717.6        2,669.2
          Commercial and
           administrative                  45.8        576.3          622.1
          Depreciation and
           amortization                    38.2         70.2          108.4
          Interest expense-net              6.0         38.0           44.0
                                       --------     ---------      --------
                                        1,041.6      2,402.1        3,443.7
     Other income (loss)-net               (2.4)         7.2            4.8
                                       --------     ---------      --------
     Income (loss) before
      income taxes                         32.9         (3.7)          29.2
     Income taxes                          14.7          4.7           19.4
                                       --------     ---------      --------
     Net income (loss)                 $   18.2     $   (8.4)      $    9.8
                                       ========     =========      ========
     Net income (loss) per common
      share                            $    .26     $   (.15)      $    .06
                                       ========     =========      ========
     Average common shares
      outstanding                    70,827,362   55,446,296    177,561,482



     See accompanying notes to pro forma consolidated financial information.

                           ALLEGHENY TELEDYNE INCORPORATED
                 Unaudited Pro Forma Consolidated Statement of Income
                             Year ended December 31, 1993
                    (in millions, except per share and share data)

                                        Allegheny
                                          Ludlum      Teledyne     Pro Forma(7)
                                       -----------   ----------   ------------
      Sales                             $  1,100.2    $ 2,491.7     $  3,591.9
      Costs and expenses:

           Cost of sales                     919.6      1,845.2        2,764.8
           Commercial and
            administrative                    46.0        468.5          514.5
           Depreciation and
            amortization                      30.7         72.7          103.4
           Interest expense-net                2.6         33.2           35.8
                                        -----------  -----------    -----------

                                             998.9      2,419.6        3,418.5
      Other income-net                        17.7         41.2           58.9
                                        -----------  -----------     ----------
      Income before income taxes,
       extraordinary item and
       cumulative effect of
       accounting change                     119.0        113.3          232.3
      Income taxes                            48.2         40.5           88.7
                                        -----------  -----------     ----------

      Income before extraordinary
       item and cumulative effect of
       accounting change                $     70.8    $    72.8      $   143.6
                                        ===========   ==========     ==========
      Income per common share before
       extraordinary item and
       cumulative effect of
       accounting change                $      1.06   $     1.32     $      .83
                                        ===========   ==========     ==========
      Average common shares
       outstanding                       66,614,353   55,420,654    173,299,112



     See accompanying notes to pro forma consolidated financial information.

                NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                     (Unaudited)

          (1) The pro forma consolidated balance sheet gives effect to the Combination by combining the respective balance sheets of the two companies at June 30, 1996 on a pooling of interests basis.

          (2) The pro forma balance sheet gives effect to the redemption of Teledyne Series E Cumulative Preferred Stock.

          (3)  Reflects   reclassification    of   deferred    income   tax
               liabilities.

          (4) Prepaid and accrued pension obligations, equity adjustment and the associated deferred tax amounts related to minimum liabilities of Allegheny Ludlum have been eliminated on the pro forma balance sheet to reflect the excess of plan assets over projected benefit obligations of Teledyne. Although the Company is pursuing a course of action which would allow Teledyne's surplus pension funds to be utilized to fund Allegheny Ludlum's underfunded pension obligations subsequent to the Combination, no adjustment has been made to reflect the foregoing in the pro forma statements of income.

          (5) A liability of $25 million has been recorded in the pro forma consolidated balance sheet to reflect management's estimate of anticipated expenses related to the Combination, including $3.7 million which was expensed in the 1996 second quarter.

          (6) The capital accounts have been adjusted to reflect the issuance of 174.2 million shares of Company Common Stock in exchange for all the outstanding shares of Allegheny Ludlum Common Stock and Teledyne Common Stock, and the cancellation of treasury stock.

          (7) The pro forma consolidated statements of income give effect to the Combination by combining the respective statements of income of the two companies for the six months ended June 30, 1996 and 1995 and for each of the three years in the period ended December 31, 1995. The pro forma consolidated statements of income do not give effect to anticipated expenses and nonrecurring charges related to the Combination and the estimated effect of revenue enhancements and expense savings associated with the combination of the operations of Allegheny Ludlum and Teledyne.

               Earnings per common share amounts for Allegheny Ludlum and Teledyne are based on the historical weighted average number of common shares outstanding for each company during the period. With respect to the pro forma earnings per share computation, shares have been adjusted to the equivalent shares of the Company for each period.

                                      SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Allegheny Teledyne Incorporated



          Date:  August 30, 1996        By:  /s/Jon D. Walton
                                             ------------------------
                                             Jon D. Walton
                                              Vice President-General
                                               Counsel and Secretary